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As filed with the Securities and Exchange Commission on March 19, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEETWOOD ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	95-1948322 (I.R.S. Employer Identification No.)

3125 Myers Street Riverside, California 92503 (909) 351-3500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Boyd R. Plowman Executive Vice President and Chief Financial Officer Fleetwood Enterprises, Inc. 3125 Myers Street Riverside, California 92503 (909) 351-3500
Copy to:
Mark W. Shurtleff, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, California 92614
(949) 451-3800
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

5.00% Convertible Senior Subordinated Debentures due 2023	$100,000,000(2)	100%	$100,000,000	$12,670

Common Stock, par value $1.00 per share	(3)	N/A	N/A	(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any. The fee is calculated on the basis of the offering price of the 5.00% Convertible Senior Subordinated Debentures due 2023 alone.

(2)
Equals the aggregate principal amount of debentures that were originally issued by Fleetwood Enterprises, Inc. on December 22, 2003.

(3)
Includes 8,503,400 shares of the Registrant's common stock, par value $1.00, initially issuable upon conversion of the 5.00% Convertible Senior Subordinated Debentures due 2023 registered hereby at the rate of 85.0340 shares of the Registrant's common stock per $1,000 principal amount of Convertible Senior Subordinated Debentures. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(4)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to the shares of common stock issuable upon conversion of the Convertible Senior Subordinated Debentures because no additional consideration will be received upon conversion.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 19, 2004

PROSPECTUS

$100,000,000

5.00% Convertible Senior Subordinated Debentures due 2023
and
Shares of Common Stock Issuable Upon Conversion of the Debentures

        On December 22, 2003, we issued and sold in a private offering $100,000,000 aggregate principal amount of our 5.00% Convertible Senior Subordinated Debentures due December 15, 2023. Selling securityholders will use this prospectus to resell the debentures and the shares of our common stock issuable upon conversion of the debentures.

        The debentures will mature on December 15, 2023. Interest on the debentures is payable on June 15 and December 15 of each year, beginning on June 15, 2004.

        The debentures are convertible into shares of our common stock at an initial conversion rate of 85.0340 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $11.76 per share, only in the following circumstances, subject to (i) adjustment under certain circumstances and (ii) our right and, prior to an increase in our authorized capital, our obligation, to satisfy our conversion obligation in whole or in part in cash in lieu of issuing shares of our common stock, all as described in this prospectus:

  •
  if the market price of our common stock measured over a specified number of trading days is above 120% of the conversion price per share;

  •
  if the trading price of the debentures, measured over a specified number of trading days, is less than 98% of the conversion value, subject to certain exceptions as described in this prospectus under "Description of the Debentures—Conversion Upon Satisfaction of Debenture Price Conditions";

  •
  if we call the debentures for redemption; or

  •
  upon the occurrence of specified corporate transactions.

        The debentures may be redeemed, in whole or in part, at our option after December 15, 2008, for cash at a redemption price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest (including additional amounts, if any).

        The debentures initially were sold to qualified institutional buyers and are eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. However, debentures sold by means of this prospectus are not eligible for trading in the PORTAL market. We do not intend to list the debentures for trading on any national securities exchange or automated quotation system. Our common stock is quoted on the New York Stock Exchange under the symbol "FLE." The last reported sale price of our common stock on March 18, 2004, was $13.06 per share.

Investing in the debentures involves risks. See Risk Factors beginning on page 10.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is March 19, 2004

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
SUMMARY	3
RISK FACTORS	10
USE OF PROCEEDS	26
DIVIDEND POLICY	26
PRICE RANGE OF COMMON STOCK	26
RATIO OF EARNINGS TO FIXED CHARGES	27
DESCRIPTION OF THE DEBENTURES	28
DESCRIPTION OF CAPITAL STOCK	58
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	60
SELLING SECURITYHOLDERS	66
PLAN OF DISTRIBUTION	64
LEGAL MATTERS	69
INDEPENDENT AUDITORS	70
INCORPORATION BY REFERENCE	70

ABOUT THIS PROSPECTUS

        This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC through what is known as the shelf registration process. Under this process, any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling securityholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate and our beliefs and assumptions. These forward-looking statements include statements that do not relate solely to historical or current facts and can be identified by the use of words such as "believe," "expect," "estimate," "project," "continue" or "anticipate." These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the many factors that could cause actual results to differ materially from the forward-looking statements are:

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  the cyclical nature of both the manufactured housing and recreational vehicle industries;

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  ongoing weakness in the manufactured housing market;

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  the potential impact on demand for our products as a result of declining consumer confidence;

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  the effect of global tensions on consumer confidence;

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  continued acceptance of our products;

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  expenses and uncertainties associated with the introduction and manufacturing of new products;

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  the future availability of manufactured housing retail financing as well as housing and recreational vehicle wholesale financing;

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  exposure to interest rate and market changes affecting certain of the Company's assets and liabilities;

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  changes in retail inventory levels in the manufactured housing and recreational vehicle industries;

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  availability and pricing of raw materials;

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  competitive pricing pressures;

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  the ability to attract and retain quality dealers, executive officers and other personnel; and

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  the ability to obtain the financing we need in order to execute our business strategies.

        Many of these factors are beyond our control and our business, financial condition, results of operations and cash flows may be adversely affected by these factors.

        These factors are not exclusive. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not have any intention or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. Before making an investment decision, you should carefully read the entire prospectus and the documents incorporated by reference into this prospectus, including the financial data and information contained in this prospectus and the section entitled "Risk Factors," our Annual Report on Form 10-K for the year ended April 27, 2003, and our quarterly reports on Form 10-Q for the quarters ended January 25, 2004, October 26, 2003, and July 27, 2003. When used in this prospectus, unless otherwise indicated, the terms "we," "our," and "us" refer to Fleetwood Enterprises, Inc. and its subsidiaries.

Fleetwood Enterprises, Inc.

        We are the nation's leader in recreational vehicle sales and one of the nation's largest producers and retailers of manufactured housing. In our fiscal year ended April 27, 2003, we generated total revenue of $2.32 billion.

        Our recreational vehicle products include motor homes, travel trailers and folding trailers. In calendar 2003, we held a 17.7 percent share of the motor home market, a 12.7 percent share of the travel trailer market and a 41.5 percent share of the folding trailer market. For calendar year 2003, our folding trailer division was the leader in market share in that segment, while our motor home business was the second largest and our travel trailer division was in third position. In our fiscal year ended April 27, 2003, our recreational vehicle business generated revenue of $1.5 billion, and for the first nine months of the current fiscal year generated revenues of $1.3 billion.

        We operate a vertically integrated manufactured housing business, which consists of manufacturing, retail and finance operations. In calendar 2003, we were the second largest producer of HUD-Code homes in the United States in terms of units sold with a 15.9 percent share of the retail market. We entered the manufactured housing retail business in fiscal 1999 through a combination of acquisitions and internal development of new retail sales centers. As of December 2003, we operated 131 retail sales locations in 21 states and were one of the four largest retailers of manufactured homes in the United States. In 2000, we made the strategic decision to establish HomeOne Credit Corp. (HomeOne), our retail manufactured housing finance subsidiary, which began to originate loans in October 2002. In our fiscal year ended April 27, 2003, our manufactured housing businesses generated revenue of $799 million, and for the first nine months of the current fiscal year generated revenues of $591 million.

Our Industries

        Recreational vehicles are either driven or towed and are primarily used for vacations, camping trips and other leisure activities. Today, a record 7.2 million recreational vehicles are on the roads in the United States and there are as many as 30 million recreational vehicle enthusiasts, including renters, nationwide. The recreational vehicle industry, particularly the motor home segment, is benefiting from highly favorable demographic trends, as the number of people in the 55-64 age category, historically the most frequent purchasers of motor homes, increases over the next several years. U.S. shipments of recreational vehicles totaled 311,000 units in calendar 2002, a 21.1 percent increase over the previous year. The Recreational Vehicle Industry Association's preliminary numbers show an additional 3 percent growth in calendar 2003 to 320,800, the highest level in more than a quarter century, and the association is forecasting further industry expansion in calendar 2004.

        A manufactured home is a single-family house that is constructed in accordance with HUD construction and safety standards entirely in a factory environment rather than at the home site. There are two basic categories of manufactured housing: single-section and multi-section. Today's manufactured homes offer customers quality similar to many site-built homes at a more affordable price. The industry has retrenched from domestic shipments of 372,843 homes in calendar 1998 to 168,491 homes in calendar 2002 and hit a 40-year low of approximately 131,000 units in calendar 2003, according to the Manufactured Housing Institute (MHI). Reduced availability of financing to retail customers and the significant increase in the number of repossessed homes available for resale led to the reduced demand for new manufactured homes. Management believes that progress has been made in each of these areas as access to retail financing is improving, repossession levels are dropping and inventory is moving into alignment with retail demand, which supports the view that calendar 2003 was likely the cyclical low for industry shipments. With certain caveats, the MHI is forecasting between 145,000 to 155,000 manufactured home shipments in calendar 2004, a 10.7 percent to 18.3 percent increase over the 2003 estimate.

Our Strengths and Competitive Advantages

        We have a leadership position in both the recreational vehicle and manufactured housing industries.    We have been the nation's leader in recreational vehicle sales in each year since 1973 and were the leading producer of HUD-Code manufactured housing in the United States from 1981 through 1998, and for calendar 2003 we were the second largest. We believe that our size provides us competitive advantages over many of our smaller competitors.

        We have highly regarded dealer networks in each of our segments.    We believe that our dealer network includes many of the largest and most successful retailers in the recreational vehicle and manufactured housing industries.

        We have proven engineering and innovative product development capabilities.    We believe that we are able to proactively design and manufacture products that address both industry trends and specific customer requirements in an efficient, cost-effective and timely manner. Our approach is designed to enforce the disciplines required to deliver quality products.

        We deliver high-quality products and customer service.    We promote customer loyalty through the design of quality products and the delivery of a satisfying customer experience before, during and after the sale.

        We are led by an experienced management team whose interests are aligned with those of our shareholders.    Both our manufactured housing and recreational vehicle groups benefit from the significant experience of our senior managers. We have also recently enhanced our management team with the addition of new senior managers who further strengthen our organization. All of our senior management team receives a portion of their annual compensation through equity incentives and a significant portion of cash compensation based on operating performance, directly aligning their interests with those of our shareholders.

Our Business Strategy

        The confluence of a cyclical downturn in the manufactured housing business and an erosion of our market share of recreational vehicle sales in fiscal 2001 spurred us to examine our operations and search for means of reducing costs and improving our product offerings. To respond to the dramatic change in our business environment, we initiated a series of actions. We reduced capacity to more closely match demand, centralized our purchasing process as well as certain aspects of our service and warranty functions, and upgraded our computer systems. Through these and additional actions, we have removed significant costs from our business. To address our market share losses, we transformed our approach to product development. We began to use a more defined process for product planning and development in both the recreational vehicle group and the manufactured housing group. We started to integrate consumer research to reveal feature preferences and guide design and implemented an internal committee to focus on product innovation with early input from all disciplines. As a direct result, motor home market share has increased, and travel trailer sales are responding to the new model-year product introductions. Our focus on cost management has greatly increased our operating leverage and our newly focused efforts on product development, we believe, will continue to drive market share gains.

        Our goals are to enhance our position as a leading provider of affordable, high-quality recreational vehicles and manufactured homes, to sustain long-term profitable growth and to enhance shareholder value. The key components of our business strategy are described below.

        Create value for our shareholders through a dedicated focus on increasing profitability and generating returns in excess of our cost of capital.    We seek to create value for our shareholders by growing revenues, containing costs, increasing efficiencies and optimizing existing assets. With the major changes we have made over the three fiscal years ending April 27, 2003, including aggregate cost reductions over that period of approximately $175 million, we believe we have strengthened ourselves for future growth and made significant progress towards increasing our profitability.

        Accelerate vertical integration within our Manufactured Housing segment.    The combination of HomeOne and our retail network, in concert with our industry-leading design and manufacturing capabilities, provides us with the ability to control every aspect of the manufactured housing value chain.

        Increase market share in targeted product segments.    We have maintained our position as the nation's leader in recreational vehicle sales in each of the last 30 years. However, we experienced market share losses in recent years, particularly in our motor home and travel trailer segments, due largely to a lack of innovative new products. In late 2001, we introduced a new line of motor homes, and in November 2002, we introduced a new line of travel trailer products. We believe both new lines have been well received by our dealers and customers. In the manufactured housing segment, our market share has been adversely affected since 2000 by the constrained retail lending environment and our previous inability, unlike certain competitors, to offer retail financing. Through HomeOne, we have enhanced our ability to offer retail financing, which we believe will allow us to increase our manufactured housing market share while building a profitable finance subsidiary.

        Provide the best product and value proposition to our customers.    Our goal, in both our manufactured housing and recreational vehicle operations, is to consistently offer the highest quality product at an attractive value that is not exclusively price-driven.

        Promote and expand recognition of the "Fleetwood" brand name.    We seek to enhance customer loyalty and our market position by expanding consumer awareness of the "Fleetwood" name in both our manufactured housing and recreational vehicle operations. We have earned strong brand awareness of the "Fleetwood" name through our history of innovation and targeted marketing campaigns.

        Our business began in 1950 through the formation of a California corporation. The present Company was incorporated in Delaware in September 1977 and succeeded by merger to all the assets and liabilities of the predecessor company. Our principal executive offices are located at 3125 Myers Street, Riverside, California, 92503 and our telephone number is (909) 351-3500. Our Internet website is www.fleetwood.com.

The Offering

Issuer	Fleetwood Enterprises, Inc.
Securities Offered	$100.0 million aggregate principal amount of 5.00% Senior Subordinated Convertible Debentures due 2023, and shares of common stock issuable upon conversion of the notes.
Maturity of Debentures	December 15, 2023, unless earlier converted, redeemed by us at our option or repurchased by us at your option as described in this prospectus.
Interest on Debentures
5.00% per year. Interest is payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 2004. The initial interest payment will include accrued interest from December 22, 2003.
Ranking	The debentures are unsecured and
	•	subordinated in right of payment to all of our existing and future senior indebtedness;
	•	equal in right of payment to any future indebtedness that provides it is on a parity with the debentures;
•
senior in right of payment to our existing and future junior subordinated indebtedness, including our obligations under our subordinated debentures underlying the convertible trust preferred securities and our guarantee of payment obligations on the convertible trust preferred securities; and
	•	effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our existing or future subsidiaries.
As of January 25, 2004:
•
our outstanding senior indebtedness was approximately $21.6 million. In addition, we had $48.7 million available under our senior secured credit facility (all of which, if drawn, would rank senior to the debentures);
	•	we had no indebtedness ranking on a parity with the debentures, excluding accounts payable; and
	•	our subsidiaries had approximately $350.1 million of liabilities outstanding, excluding intercompany liabilities.
Conversion Rights	Holders of the debentures may convert their debentures into shares of our common stock prior to the close of business on their stated maturity date under any of the following circumstances:
•
during any fiscal quarter if the closing sale price per share of our common stock for a period of at least 20 consecutive trading days during the 30-consecutive-trading-day period ending on the last day of the preceding fiscal quarter is more than 120% of the conversion price per share in effect on such last day of such fiscal quarter;

•
during the five-consecutive-trading-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the debentures for each day of such five-day period is less than 98% of the conversion value; provided, however, that the debentures will not be convertible pursuant to this clause after December 15, 2021, if on any trading day during such five-day period the market price of our common stock is between 100% and 120% of the then-current conversion price of the debentures, which we refer to as the "debenture price conditions";
•	if we have called the debentures for redemption; or
•	upon the occurrence of specified corporate transactions described in this prospectus under "Description of the Debentures—Conversion Rights."

The conversion rate will initially equal 85.0340 shares of our common stock per $1,000 principal amount of debentures (equivalent to an initial conversion price of approximately $11.76 per share of our common stock), subject to (i) adjustment under certain circumstances and (ii) our right and, prior to an increase in our authorized capital, our obligation, to satisfy all or part of our conversion obligation in cash. The conversion rate (and the conversion price) will not be adjusted for accrued interest, if any.

Until we amend our restated certificate of incorporation to increase our authorized capital, we will deliver (A) upon conversion of each debenture (other than a conversion upon satisfaction of the debenture price conditions), (i) an amount of cash equal to the lesser of (x) the $1,000 principal amount of such debenture or (y) the conversion value of such debenture, plus (ii) a number of shares of our common stock equal in value to the excess (if any) of the conversion value of the debenture over its $1,000 principal amount but not more than 59.95885 shares per $1,000 principal amount of debentures or (B) upon conversion of each debenture upon satisfaction of the debenture price conditions, an amount of cash equal to the lesser of (i) the conversion value of the debenture or (ii) the $1,000 principal amount of such debenture. If we have not increased our authorized capital by 120 days, 210 days or 270 days after the issuance of the debentures, the debentures will bear additional interest of 0.25%, 0.50% or 0.75%, respectively, as described below under "Description of the Debentures—Conversion Rights." If stockholder approval is obtained and we are able to increase our authorized capital, such additional interest will cease to accrue and, upon conversion of each debenture, we will deliver either our common stock into which such debenture is convertible or, subject to certain conditions, cash or a combination of cash and our common stock, as described below under "Description of the Debentures—Conversion Rights—Settlement Upon Conversion."

Unless and until we obtain stockholder approval to increase our authorized capital, the maximum number of shares available for issuance upon conversion will be approximately 5,995,885 in aggregate or 59.95885 per $1,000 principal amount of debentures. We can make no assurance that stockholder approval will be obtained. See "Description of the Debentures—Conversion Rights."
Sinking Fund	None.
Optional Redemption
We may not redeem the debentures prior to December 15, 2008. Thereafter, we may redeem the debentures, in whole or in part, for cash at 100% of the principal amount of the debentures plus accrued and unpaid interest (including additional amounts, if any) to, but excluding, the redemption date. See "Description of the Debentures—Optional Redemption."
Optional Repurchase Right of Holders
Holders of the debentures may require us to repurchase all or a portion of their debentures on December 15, 2008, December 15, 2013, and December 15, 2018 at a repurchase price equal to 100% of the principal amount of the debentures plus any accrued and unpaid interest thereon (including additional amounts, if any) to, but excluding, the repurchase date. We may elect to pay the repurchase price in cash, our common stock or a combination thereof. See "Description of the Debentures—Repurchase at Option of Holders—Optional Put."
Change of Control Repurchase Right of Holders
Holders of the debentures may require us to repurchase for cash all or a portion of their debentures upon a change of control, in certain circumstances and subject to certain conditions. In such case, we will pay a repurchase price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest thereon (including additional amounts, if any) to, but excluding, the repurchase date. See "Description of the Debentures—Repurchase at Option of Holders—Change of Control Put."
Events of Default
If there is an event of default on the debentures, the principal amount of the debentures plus accrued and unpaid interest thereon (including additional amounts, if any) to the date of acceleration may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us. See "Description of the Debentures—Events of Default."
Use of Proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the debentures or the common stock into which the debentures may be converted. See "Use of Proceeds."
Absence of a Public Market for the Debentures	The debentures are a new issue of securities. We cannot assure you that any active or liquid market will develop for the debentures.

Trading of debentures; listing of common stock
The debentures issued in the private placement are eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc. However, debentures sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. We do not intend to list the debentures on any national exchange, and we cannot assure you that any active or liquid market will develop for the debentures. Our common stock is quoted on the New York Stock Exchange under the symbol "FLE."

RISK FACTORS

        You should carefully consider the risks described below before making a decision to invest in the debentures or common stock. You should also consider the other information included or incorporated by reference in this prospectus before making a decision to invest in the debentures or common stock.

Risks Relating to Our Business

We have had significant losses in the last three fiscal years and it is possible that we may not be able to regain profitability in the foreseeable future. This could cause us to limit future capital expenditures and also increase the difficulty of implementing our business and finance strategies or meeting our obligations when due.

        We had net losses totaling $71 million, $162 million and $284 million for the fiscal years 2003, 2002 and 2001, respectively, and a $4 million loss through the third quarter of fiscal 2004. Continued losses may reduce our liquidity and may cause us to reduce our expenditures on capital improvements, machinery and equipment, and research and development. This could have a negative effect on our ability to maintain production schedules, manufacture products of high quality, and develop and manufacture new products that will achieve market acceptance. This could, in turn, have a negative effect on our sales and earnings. If we continue to suffer losses, we could be unable to implement our business and financial strategies or meet our obligations when due. Our losses for fiscal years 2003, 2002 and 2001, and through the third quarter of fiscal 2004, were partially caused by the following conditions:

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  reduced demand in the manufactured housing and, until the third quarter of fiscal 2002, recreational vehicle industries;

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  excess capacity, particularly in our manufactured housing plants;

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  some wholesale and retail lenders abandoning the manufactured housing market;

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  restrictive lending standards in the manufactured housing market by the remaining retail lenders;

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  tightened credit standards by wholesale lenders for both manufactured housing and recreational vehicles;

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  relatively high interest rates for manufactured homes as opposed to site-built homes;

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  excess manufactured housing retail inventories;

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  competition with resellers of repossessed manufactured homes; and

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  weaker general economic conditions, stock market declines, and diminished consumer confidence.

        We cannot provide assurance that the conditions that have resulted in our substantial losses in fiscal years 2001 through 2003 will not continue through fiscal 2004 and beyond.

        In addition to the foregoing conditions, actions taken by us in response to the circumstances that contributed significantly to the losses included:

  •
  charges in 2002 and 2001 related to the impairment of goodwill that originated with our acquisitions of retail housing businesses in prior years, some of which have been closed or downsized; and

  •
  downsizing initiatives within our manufacturing and retail housing businesses, including asset impairment charges, write down of idled manufacturing facilities, employee severance payments and plant closing costs.

We may be unable to comply in the future with financial covenants contained in our amended senior secured credit facility, which could result in a default under our debt obligations, and our lenders could accelerate our debt or take other actions which could restrict our ability to operate.

        We have amended our senior secured credit facility nine times since its inception in 2001 in part because of problems meeting one or more of its covenants. In the future, if our operating results and/or liquidity are insufficient, we may breach covenants under the amended senior secured credit facility, resulting in a default if we do not or are not able to amend our credit facility further at that time.

        The amended senior secured credit facility is funded by a syndicate of banks led by Bank of America and requires us to maintain particular financial ratios and meet specific financial tests, including an EBITDA covenant and a covenant that requires us to maintain liquidity, which includes the daily average of cash equivalents and unused borrowing capacity, of at least $80 million for us on a consolidated basis and $50 million for our subsidiaries designated as borrowers. A breach of any of the financial covenants could result in a default under this facility as well as our retail floor plan facility, which includes cross-default provisions. In the event of a future default under our debt obligations, we cannot assure you that our lenders will agree to forbear from enforcing any remedies otherwise available to them or that they will grant us waivers or amend the covenants under the amended senior secured credit facility on acceptable terms, if at all. In addition, our finance subsidiary's warehouse facility with Greenwich Capital is guaranteed by the Company, and the guaranty includes financial and other covenants, including maintenance of specified levels of tangible net worth, total indebtedness to tangible net worth and liquidity.

        Our senior secured credit facility ranks senior to the debentures and our convertible trust preferred securities and is secured by substantially all of our assets, except for some inventories that are used to secure floor plan arrangements, the cash value of our Company-owned life insurance, and certain fixed assets, real estate and housing retail finance receivables (chattel loans and/or mortgages). Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under the facility, together with accrued interest, to be immediately due and payable. A default under our senior secured facility could also cause a default under our retail floor plan debt. If we were unable to repay all outstanding balances, the lenders could proceed against our assets, and any proceeds realized upon the sale of assets would be used first to satisfy all amounts outstanding under our senior debt, and thereafter, any of our other liabilities, including the debentures and liabilities relating to our convertible trust preferred securities. In addition, we may be prevented from borrowing additional amounts under our other existing credit agreements, including any retail inventory floor plan facilities.

        Lender actions in the event of default might:

  •
  restrict our investment in working capital and capital expenditures;

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  limit our ability to react to changes in market conditions due to a lack of resources to develop new products;

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  hamper the marketing of our products due to a lack of funds to support advertising expenditures;

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  increase our risk of not surviving an extended downturn in the business compared to other competitors whose capital structures are less highly leveraged;

  •
  restrict our ability to merge, acquire or sell properties; and

  •
  cause us to seek protection from our creditors through bankruptcy proceedings or otherwise.

Reduced availability of financing for our retailers or customers, particularly in our manufactured housing business, could continue to adversely affect our sales volume.

        Our retailers, as well as retail buyers of our products, generally secure financing from third party lenders which, in the case of manufactured housing, have been negatively affected by higher default rates than those generally experienced on loans for site-built homes. For example, Conseco Finance Servicing Corp. (Conseco), Associates First Capital Corporation (Associates) and GreenPoint Financial Corp. (GreenPoint), which had been very important lenders for customers of our retailers in the 1990s, have withdrawn from the manufactured housing finance business. Reduced availability of such financing and higher interest rates are currently having an adverse effect on the manufactured housing business and our housing sales. If third party financing were to become unavailable or were to be further restricted, this could have a material adverse effect on our results of operations. Availability of financing is dependent on the lending practices of financial institutions, financial markets, governmental policies and economic conditions, all of which are largely beyond our control. For example, floor plan lenders have tightened credit and Conseco and Deutsche Financial Services (Deutsche) have exited that business in the manufactured housing industry. In addition, quasi-governmental agencies such as the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corp. (Freddie Mac), which are important purchasers of loans from financial institutions, have tightened standards relating to the manufactured housing loans that they will buy. Many states classify manufactured homes as personal property rather than real property for purposes of taxation and lien perfection, and interest rates for manufactured homes are generally higher, and the terms of the loans shorter, than for site-built homes. In the current environment, financing for the purchase of manufactured homes is often more difficult to obtain than conventional home mortgages. There can be no assurance that affordable wholesale or retail financing for either manufactured homes or recreational vehicles will be available on a widespread basis.

Our repurchase agreements with floor plan lenders could result in increased costs.

        In accordance with customary practice in the manufactured housing and recreational vehicle industries, we enter into repurchase agreements with various financial institutions pursuant to which we agree, in the event of a default by an independent retailer in its obligation to these financial institutions, to repurchase product at declining prices over the term of the repurchase agreements, typically 12, 18 or 24 months. The difference between the gross repurchase price and the price at which the repurchased product can then be resold, which is typically at a discount to the original sale price, is an expense to us. Thus, if we were obligated to repurchase a large number of manufactured homes or recreational vehicles in the future, this would increase our costs, which could have a negative effect on our earnings. Tightened credit standards by lenders and more aggressive attempts to accelerate collection of outstanding accounts with retailers could result in defaults by retailers, and consequent repurchase obligations on our part that may be higher than has historically been the case. Through the first nine months of fiscal year 2004, we have repurchased $2.1 million of product compared to $4.3 million for the same period in the prior year, with a repurchase loss of $538,000 incurred in the current fiscal year compared to a repurchase loss of $559,000 in the prior fiscal year. During fiscal 2003, we repurchased 136 manufactured homes and 46 recreational vehicles, at an aggregate gross purchase price to us of $4.4 million without recognizing a loss upon resale, compared to repurchases for fiscal 2002 of 203 manufactured homes and 214 recreational vehicles, at an aggregate purchase price of $10.5 million, and incurring a $2.1 million loss from the resale of the repurchased units.

Excess inventories of our products among retailers and repossessions could continue to have a negative effect on our sales volume and profit margins.

        The level of manufactured housing and recreational vehicle retail inventories and the number of repossessed manufactured homes available for resale in the market can have a significant impact on our manufacturing shipments and operating results, as evidenced in the manufactured housing industry during the past three years. For example, due to the rapid overexpansion of the retail distribution network in the manufactured housing industry, retailers' overstocking based on inflated expectations of future business, and readily available wholesale financing, there is currently an imbalance among the number of retail dealers, industry retail inventories and consumer demand for manufactured homes. The continuing deterioration in the availability of retail financing has extended the duration of the imbalance between retailer inventory and consumer demand beyond what was originally expected. Competition from repossessed homes has further extended this inventory adjustment period. More liberal lending standards in the past resulted in loans to less-creditworthy customers, many of whom have defaulted on these loans. Lenders are repossessing the customers' homes and reselling them at prices significantly below the retail price of a new home, thereby increasing competition for manufacturers of new homes. This situation has been exacerbated by the bankruptcy filings of Oakwood Homes Corporation (Oakwood Homes) and Conseco, which have led both companies to sell large numbers of repossessed homes for cash at distressed prices at auctions or at wholesale, rather than to attempt to refinance the defaulted loans. This practice has led to an increase in the past year in the number of available repossessed homes and to a further deterioration in the price of these homes. If these trends were to continue, or if retail demand were to significantly weaken further, the inventory overhang could result in intense price competition and further pressure on profit margins within the industry with a resulting adverse impact on our operating results.

We may not be able to obtain financing in the future, and the terms of any future financings may limit our ability to manage our business. Difficulties in obtaining financing on favorable terms will have a negative effect on our ability to execute our business strategy.

        We anticipate that we may be required to seek additional capital in the future, including financing necessary to support the growth of our HomeOne subsidiary and to finance capital expenditure needs in our recreational vehicle business. There can be no assurance that we will be able to obtain future financing on acceptable terms, if at all.

        Further, on November 16, 2001, Moody's Investors Services, Inc. announced that it had lowered its rating on our senior implied debt from B1 to B2, and on our convertible trust preferred securities from B3 to Caa3, with a negative rating outlook. At the time, Moody's stated that its action reflected the continuing erosion in our operating performance due to a protracted decline in the manufactured housing industry and a slowdown in the recreational vehicle business, and that the negative outlook reflected the highly uncertain intermediate-term outlook for demand in the manufactured housing and recreational vehicle markets. On December 6, 2001, Standard and Poor's Ratings Services announced that it had lowered our corporate credit rating from BB+ to BB- and the rating on our convertible trust preferred securities from B+ to D, with a negative rating outlook. At the time, Standard and Poor's cited our materially weakened business position due to a continuation of very competitive business conditions in both our manufactured housing and recreational vehicle business segments, and our constrained financial profile, as reflected by the granting of security to our lenders and the discontinuation and deferral of our common dividends and existing convertible trust preferred security distributions, respectively. Standard and Poor's attributed its negative outlook to the prospects for continued weak performance within both of our primary business segments and the vulnerability of our corporate credit ratings to further downgrades. These actions could result in any capital that we might raise in the future being more expensive or more difficult to raise.

        If we are unable to obtain alternative or additional financing arrangements in the future, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategies. Moreover, the terms of any such additional financing may restrict our financial flexibility, including the debt we may incur in the future, or may restrict our ability to manage our business as we had intended.

We may incur losses related to our HomeOne finance subsidiary as we build its loan portfolio, including losses relating to defaults and delinquencies, and we may be required to bear a greater portion of that risk than our competitors if we are unable to securitize our loans in the secondary market.

        We have limited recent experience operating a consumer finance business. We previously originated loans for our recreational vehicle business through our Fleetwood Credit Corp. subsidiary, but we sold that subsidiary in 1996. Prior to 2002, we did not originate or service manufactured housing loans. Our ability to build our loan portfolio in connection with this new consumer finance business depends in part on our ability to compete with established lenders and to effectively market our consumer finance services to buyers of our manufactured homes, while operating in the same unfavorable economic conditions that have caused experienced consumer finance companies to exit the manufactured housing business.

        We may incur losses as we develop our loan portfolio and integrate our consumer finance business into our existing operations. Many purchasers of manufactured homes may be deemed to be relatively high credit risks due to various factors, including the lack of or impaired credit histories and limited financial resources. Accordingly, the loans we originate may bear relatively high interest rates and may involve higher than average default and delinquency rates and servicing costs. In the event that we foreclose on delinquent loans, our ability to sell the underlying collateral to recover or mitigate our loan losses will be subject to market valuations of the collateral. These valuations may be affected by factors such as the amount of available inventory of manufactured homes in the market, the availability and terms of consumer financing and general economic conditions.

        Moreover, due to our limited operating history and non-participation in the securitization market to date, we may be unable to sell our loans in the asset-backed securities market. Currently the asset-backed securities market for manufactured housing-related consumer loans is uncertain as a result of poor performance of such securities in recent years. As a result, and due to our relatively recent entry into the business, we may have difficulty accessing that market. Even if we are able to securitize our loans, they may receive lower ratings than those of our competitors that have an established consumer finance record. As a result, we may be required to bear a larger portion of the risk of loss on the financing agreements and may pay higher interest rates or provide greater over-collateralization than our competitors. Alternatively, if we should endeavor to sell the loans as whole loans, our lack of experience in the whole loan sale market may negatively impact the proceeds we receive from whole loan sales transactions. These conditions could negatively affect our cash flow or result in losses at our consumer finance business.

        Prepayments of our managed receivables, whether due to refinancing, repayments or foreclosures, in excess of management's estimate could result in reduced future cash flow due to the resulting loss of net interest income on such prepaid receivables. Prepayments can result from a variety of factors, all of which are beyond our control, including changes in interest rates and general economic conditions.

        The foregoing risks become more acute in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer credit and declining asset values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Loss of employment, increases in cost-of-living, increases in rents on leased land for homes in manufactured housing communities or other adverse economic conditions would likely impair the ability of our consumer borrowers to meet their payment obligations, which could result in additional losses and impair our ability to continue to fund our finance operations.

The manufactured housing and recreational vehicle industries are highly competitive and some of our competitors have stronger balance sheets and cash flow, as well as greater access to capital, than we do. The relative financial strength of our competitors could result in decreased sales volume and earnings for us, which could have a material adverse effect on our results of operations and financial condition.

        The U.S. manufactured housing industry is highly competitive. As of December 31, 2003, there were approximately 62 manufacturers of homes and more than 5,000 retail sales centers. Based on retail sales, the 10 largest manufacturers accounted for approximately 78 percent of the retail manufactured housing market in calendar 2003, including our sales, which represented 15.9 percent of the market. The retail manufactured housing market is much more fragmented.

        Competition with other housing manufacturers on both the manufacturing and retail levels is based primarily on price, product features, reputation for service and quality, retail inventory, merchandising, and the terms and availability of wholesale and retail customer financing. Growth in manufacturing capacity during the 1990s increased competition at both the manufacturing and retail levels and resulted in both regional and national competitors increasing their presence in the markets in which we compete. Overproduction of manufactured housing in these regions could lead to greater competition and result in decreased margins, which could have a material adverse effect on our results of operations.

        In addition, manufactured homes compete with new and existing site-built homes, apartments, townhouses and condominiums. The supply of such housing alternatives has increased in recent years with the increased availability of construction financing and low-rate mortgage financing, reducing the demand for manufactured homes.

        New manufactured homes also compete with resales of manufactured homes that have been repossessed by financial institutions as a result of credit defaults by dealers or customers. Repossession rates for manufactured homes have increased in recent years and there can be no assurance that repossession rates will not continue to increase, thereby adversely affecting our sales volume and profit margins.

        The manufactured housing industry, as well as the site-built housing development industry, has experienced consolidation in recent years, which could result in the emergence of competitors, including developers of site-built homes, that are larger than we are and have greater financial resources than we have. For example, the large conglomerate Berkshire Hathaway recently acquired our competitor, Clayton Homes, and Clayton Homes has now agreed to acquire the assets of Oakwood Homes. This could intensify competition in the manufactured housing industry and adversely affect our manufactured housing business.

        The U.S. recreational vehicle market is also highly competitive. Sales from the five largest manufacturers represented approximately 69 percent of the market in calendar 2003, including our sales, which represented 16.5 percent of the market. Competitive pressures, especially in the entry-level segment of the recreational vehicle market for travel trailers, have resulted in a reduction of profit margins. Sustained increases in competitive pressures could have a material adverse effect on our results of operations. There can be no assurance that existing or new competitors will not develop products that are superior to our recreational vehicles or that achieve better consumer acceptance, thereby adversely affecting our sales volume and profit margins.

Our businesses are cyclical and this can lead to fluctuations in our operating results.

        The industries in which we operate are highly cyclical. There can be substantial fluctuations in our manufacturing shipments, retail sales and operating results, and the results for any prior period may not be indicative of results for any future period. Companies within both the manufactured housing and recreational vehicle industries are subject to volatility in operating results due to external factors such as economic, demographic and political changes. Factors affecting the manufactured housing industry include:

  •
  interest rates relative to those for site-built housing and the availability of financing for manufactured housing products, both of which have had a particularly adverse effect on our business in the past three fiscal years;

  •
  defaults by retail customers resulting in repossessions, which have also had a particularly adverse effect on our business in the past three fiscal years;

  •
  availability of manufactured home sites;

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  unemployment trends;

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  international tensions and hostilities;

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  consumer confidence; and

  •
  general economic conditions.

        Factors affecting the recreational vehicle industry include:

  •
  overall consumer confidence and the level of discretionary consumer spending, which had an adverse effect on our business in calendar years 2001 and 2002 and may do so again depending on consumer reaction to the economic uncertainty and potential volatility in the stock market;

  •
  general economic conditions;

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  interest rates;

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  international tensions and hostilities;

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  employment trends; and

  •
  fuel availability and prices.

        We cannot provide assurance that the factors that are currently adversely affecting our business will not continue to have an adverse effect in the future.

Our businesses are seasonal, and this leads to fluctuations in sales, production and operating results.

        We have experienced, and expect to continue to experience, significant variability in sales, production and net income as a result of seasonality in our businesses. Demand in both the manufactured housing and recreational vehicle industries generally declines during the winter season, while sales and profits are generally highest during the spring and summer months. In addition, unusually severe weather conditions in some markets may delay the timing of purchases and shipments from one quarter to another.

We established a network of Company-owned retail stores that has required significant restructuring and downsizing, but our efforts may not succeed in making it profitable.

        We responded to the retail consolidation in the manufactured housing sector, beginning in fiscal 1998, by forming our own retail business and establishing a network of Company-owned stores to replace distribution points lost to competitors. We made numerous acquisitions between June 1998 and August 2001, the largest of which was the purchase of HomeUSA in August 1998, comprising 65 stores. We also originated more than 100 "greenfield" locations, which are locations that we have started ourselves rather than through acquisition of existing operations. The combination of the two strategies carried us to a high of 244 Company-owned stores in November 2000. Since its inception, this business segment has operated at a loss, and as the retail market for manufactured housing has slowed, the losses have grown. During fiscal 2002, we implemented a downsizing strategy to better match our retail capacity to market demand. By assigning management of some of our locations to third parties, and closing and selling other locations, we reduced the number of stores that we operated to 131 at the end of calendar 2003, and as of January 25, 2004, we operated 132 stores. These actions have resulted in goodwill impairment and restructuring charges and other costs, including severance payments to employees. Given existing industry conditions and the performance of this business to date, there can be no assurance that we will be able to complete the restructuring of our retail network as a successful and profitable part of our manufactured housing group in the future. In addition, we may have to undergo additional downsizing of this business depending on the length of time that the current factors affecting it continue to have a negative impact.

Fuel shortages, or higher prices for fuel, could have a negative effect on sales of recreational vehicles.

        Gasoline or diesel fuel is required for the operation of motor homes and most vehicles used to tow travel trailers and folding trailers. Particularly in view of increased international tensions, there can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of, or tax on, these petroleum products will not significantly increase in the future. Increases in gasoline prices and speculation about potential fuel shortages have had an unfavorable effect on consumer demand for recreational vehicles from time to time in the past, which then had a material adverse effect on our sales volume, and may do so in the future.

Changes in consumer preferences for our products or our failure to gauge those preferences could lead to reduced sales and additional costs.

        We believe that consumer preferences for our products in general, and recreational vehicles in particular, are likely to change over time. We further believe that the introduction of new features, designs and models will be critical to the future success of our recreational vehicle operations. Delays in the introduction of new models or product features, or a lack of market acceptance of new features, designs or models, could have a material adverse effect on our business. For example, we may incur significant additional costs in designing or redesigning models that are not accepted in the marketplace. Products may not be accepted for a number of reasons, including changes in consumer preferences or our failure to properly gauge consumer preferences. We may also experience production difficulties, such as inefficiencies in purchasing or increased labor costs, as we introduce new models. We cannot be certain that new product introductions will not reduce revenues from existing models and adversely affect our results of operations. There can be no assurance that any of these new models or products will be introduced to the market on time or that they will be successful when introduced.

If there is a rise in the frequency and size of product liability and other claims against us, including wrongful death, our business, results of operations and financial condition may be harmed.

        We are frequently subject, in the ordinary course of business, to litigation involving product liability and other claims, including wrongful death, against us related to personal injury and warranties. We partially self-insure our product liability claims and purchase excess product liability insurance in the commercial insurance market. We cannot be certain that our insurance coverage will be sufficient to cover all existing and future claims against us. Any increase in the frequency and size of these claims, as compared to our experience in prior years, may cause the premiums that we are required to pay for insurance to rise significantly. It may also increase the amounts we pay in punitive damages, which may not be covered by our insurance. We are also presently party to actions in litigation that the plaintiffs are seeking to have certified as class actions, and actions where a subclass of plaintiffs has been certified. If any of these actions is certified as a class action and decided in a manner adverse to us, the resulting liability may be significant. These factors may have a material adverse effect on our results of operations and financial condition. In addition, if these claims rise to a level of frequency or size that is significantly higher than similar claims made against our competitors, our reputation and business will be harmed.

When we introduce new products we may incur expenses that we did not anticipate, such as recall expenses, resulting in an adverse effect on earnings.

        The introduction of new models is critical to our future success, particularly in our recreational vehicle business. We have additional costs when we introduce new models, such as initial labor or purchasing inefficiencies, but we may also incur unexpected expenses. For example, we may experience unexpected engineering or design flaws that would force a recall of a new product. In addition, we may make business decisions that include offering incentives to stimulate the sales of products not adequately accepted by the market, or to stimulate sales of older or obsolete models. The costs resulting from these types of problems could be substantial and have a significant adverse effect on our earnings.

If we do not successfully upgrade our computer systems, we may lose sales to those of our competitors that have more sophisticated and better integrated systems than we do.

        Our computer systems are not as sophisticated as those that are currently available and are not fully integrated. We are in the process of upgrading our computer systems, but we are still in the relatively early stages of this process. Competitors with more sophisticated and fully integrated computer systems may have efficiencies that will lead to lower costs and faster delivery schedules, and that may make it difficult for us to compete with them. We will be required to expend significant resources to fully implement a system suitable for a business as large and complex as ours. It is possible that the cost of building a computer system of this nature will be higher than budgeted, that implementation of the system may be more difficult than anticipated, and that the system, when completed, will not perform as originally planned. This would increase our costs and disrupt our business.

The market for our manufactured homes is heavily concentrated in the southern part of the United States, and a continued decline in demand in that area could have a material negative effect on sales.

        The market for manufactured homes is geographically concentrated, with the top 15 states accounting for approximately 69 percent of the industry's total retail sales in calendar 2003. The southern United States accounts for a significant portion of our manufactured housing sales. As is the case with our other markets, we have experienced a downturn in economic conditions in the southern states, and a continuing downturn in this region that is worse than that of other regions could have a disproportionately material adverse effect on our results of operations. There can be no assurance that the demand for manufactured homes will not continue to decline in the southern United States or other areas in which we experience high product sales and any such decline could have a material adverse effect on our results of operations.

Increased costs, including costs of commodities, component parts and labor costs, potentially impacted by changes in labor rates and practices, could reduce our operating income.

        Our results of operations may be significantly affected by the availability and pricing of commodities, manufacturing components and labor, as well as changes in labor rates and practices. Although we attempt to offset the effect of any escalation in commodities, components and labor costs by increasing the sales prices of our products, we cannot be certain that we will be able to do so without it having an adverse impact on the competitiveness of our products and, therefore, our sales volume. Changes in labor rates and practices, including changes resulting from union activity, could significantly affect our costs and thereby reduce our operating income. If we cannot successfully offset increases in our manufacturing costs, this could have a material adverse impact on our margins, operating income and cash flows. Even if we were able to offset higher manufacturing costs by increasing the sales prices of our products, the realization of any such increases often lags behind the rise in manufacturing costs, especially in our manufactured housing operations, due in part to our commitment to give our retailers price protection with respect to previously placed customer orders.

Changes in zoning regulations could affect the number of sites available for our manufactured homes, and zoning regulations could affect the market for our new products, both of which could affect our sales.

        Any limitation on the growth of the number of sites available for manufactured homes, or on the operation of manufactured housing communities, could adversely affect our sales. In addition, new product opportunities that we may wish to pursue for our manufactured housing business could cause us to encounter new zoning regulations and affect the potential market for these new products. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, there has been resistance by property owners to the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, and we believe that this resistance has adversely affected the growth of the industry. The inability of the manufactured home industry to effect change in these zoning ordinances could have a material adverse effect on our results of operations. We cannot be certain that manufactured homes will receive more widespread acceptance or that additional localities will adopt zoning ordinances permitting the location of manufactured homes.

We depend on a small group of suppliers for some of our components, and the loss of any of these suppliers could affect our ability to obtain components at competitive prices, which would decrease our margins.

        Most recreational vehicle and manufactured home components are readily available from a variety of sources. However, a few components are produced by only a small group of quality suppliers that have the capacity to supply large quantities on a national basis. In addition, for competitive business reasons we have entered into long-term, single-source supply contracts with certain suppliers. Shortages, production delays or work stoppages by the employees of such suppliers could have a material adverse effect on our sales. Primarily, this occurs in the case of gasoline-powered motor home chassis, where Workhorse Custom Chassis is the dominant supplier. If we cannot obtain an adequate chassis supply, this could result in a decrease in our sales and earnings.

The market price of our common stock has been depressed and may decline further. We expect the trading price of our common stock to be highly volatile.

        The market price of our common stock has fluctuated significantly and generally declined, from a closing price of $45.04 per share on March 6, 1998, to $2.57 per share on August 9, 2002, although it has since risen to $12.22 as of January 23, 2004 (the last trading day of our third fiscal quarter in fiscal year 2004). The market price of our common stock may continue to be volatile as a result of a number of factors, including:

  •
  general economic and market conditions;

  •
  actual and anticipated variations in our operating results;

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  general conditions, including changes in demand, in the manufactured housing and recreational vehicle industries;

  •
  perceptions of the strengths and weaknesses of the manufactured housing and recreational vehicle industries;

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  our ability to pay principal and interest on our debt when due;

  •
  developments in our relationships with our lenders, customers, competitors and/or suppliers;

  •
  announcements of alliances, mergers or other relationships by or between our competitors and/or our suppliers and customers;

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  announcements and the introduction of new products and models by us or our competitors and the success or failure of these new products and models;

  •
  developments related to regulations, including zoning regulations;

  •
  further downgrades of our corporate credit ratings of our senior implied debt or of specific securities; and

  •
  future issuances of our common stock, including issuances of common stock in connection with financing activities, conversion of our convertible trust preferred securities, or upon exercise of stock options, any of which could have a dilutive effect on our earnings per share and otherwise cause the market price of our common stock to decline.

        We expect this volatility to continue in the future. In addition, in recent years the stock market in general has experienced extreme price and volume fluctuations that have affected the manufactured housing and recreational vehicle industries and that may be unrelated to the operating performance of the companies within these industries. These broad market fluctuations may also adversely affect the market price of our common stock.

Risks Related to the Debentures and Underlying Shares of Common Stock

Servicing the debt represented by the debentures will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

        Our ability to make payments on the debentures, our existing debt and other debt we may incur in the future and our ability to fund our growth plans depends on our ability to generate cash flow. Our ability to generate cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations or that our future access to capital will be sufficient to enable us to pay our debt, including the debentures, or to fund other liquidity needs. Any inability to generate sufficient cash flow or raise capital on favorable terms could have a material adverse effect on our financial condition and on our ability to make payments on the debentures. In addition, if we are not able to generate sufficient cash flow from operations in the future to service our indebtedness, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including the debentures;

  •
  to sell selected assets; and/or

  •
  to reduce or delay planned expenditures.

        Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

We may incur additional indebtedness ranking senior to, or equal to, the debentures.

        At January 25, 2004, we had $21.6 million of outstanding senior indebtedness as reflected in our balance sheet. The indenture governing the debentures does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities (including additional senior debt), pledging assets to secure such indebtedness and liabilities, paying dividends, or issuing securities or repurchasing securities issued by us or any of our subsidiaries. We anticipate that from time to time we may incur additional indebtedness in the future. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

  •
  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited; and

  •
  our ability to pay our obligations under the debentures could be adversely affected.

Your right to receive payments under the debentures is junior to our existing senior debt and possibly all of our future senior debt, as well as effectively junior to the existing and future liabilities of our subsidiaries.

        The debentures rank behind all of our existing senior debt and all of our future senior borrowings, other than our trade payables and any future debt that expressly provides that it ranks equal with, or subordinated in right of payment to, the debentures. As of January 25, 2004, we had approximately $21.6 million of senior debt outstanding and $46.9 million in standby letters of credit. In addition, and as of that date, approximately $48.7 million would have been available for borrowing as additional senior debt under our senior secured credit facility.

        As a result of the subordination of the debentures, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the debentures. Because the indenture for the debentures will require that amounts otherwise payable to holders of the debentures in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the debentures may receive less, ratably, than holders of trade payables, as well as holders of senior debt, in any such proceeding.

        In addition, all payments on the debentures will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of non-payment defaults on senior debt.

        Additionally, our subsidiaries are not guaranteeing the debentures. The debentures are effectively subordinated to all existing and future liabilities of our subsidiaries. Those liabilities may include indebtedness, trade payables, guarantees (including existing guarantees of our senior secured credit facility) and lease obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. Our subsidiaries have no obligation to pay any amounts due on the debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. At January 25, 2004, the aggregate liabilities of our subsidiaries, excluding intercompany obligations, were approximately $350.1 million. Our subsidiaries may incur substantial additional liabilities in the future, unrestricted by the terms of the indenture.

We may not have the ability to raise the funds or issue shares of our common stock necessary to repurchase the debentures as provided in the indenture, and the requirement to repurchase the debentures upon a change of control may discourage takeover attempts or removal of incumbent management that would otherwise be beneficial to holders of our common stock.

        Following a change of control, as defined in the indenture, holders have the right to require us to repurchase all or a portion of their debentures for cash. In addition, on December 15, 2008, December 15, 2013, and December 15, 2018, holders have the right to require us to repurchase all or a portion of their debentures, at our option, in shares of our common stock, cash or a combination thereof. The source of funds for any such repurchase of debentures will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. There is no sinking fund associated with the debentures. We cannot assure you that sufficient funds will be available at the time of any change of control or on any of the designated repurchase dates to make any required repurchases of debentures tendered. Any of our future debt agreements may contain restrictions on our ability to repurchase the debentures in those circumstances or may have provisions that require us to make similar repurchases or repayments of other debt simultaneous with the repurchase of the debentures. If the holders of the debentures exercise their right to require us to repurchase all or a substantial portion of the debentures upon a change of control or on a designated repurchase date, the financial effect of this repurchase could cause a default under other debt, or the change in control or exercise of such right itself could cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control or on a designated repurchase date to make the required repurchase of debentures or that restrictions in other debt agreements will not allow such repurchases. With respect to required repurchases at the option of holders, we may not be able to satisfy the requisite conditions to allow us to issue shares of our common stock to repurchase debentures. Our failure to repurchase the debentures when required would result in an event of default with respect to the debentures. In addition, the holders' right to require us to repurchase the debentures upon the occurrence of a change of control could, in certain circumstances, make more difficult or discourage a potential takeover that is beneficial to the holders of our common stock, and may make it more difficult to remove incumbent management.

We do not pay dividends on our common stock and, under the terms of the documents governing our 6% convertible trust preferred securities, we are currently deferring payment of dividends on those securities.

        On October 30, 2001, we elected to defer distributions due to be made on November 15, 2001, on our then outstanding 6% convertible trust preferred securities, and we have subsequently elected to defer all subsequent quarterly distributions to date. In addition, with respect to our 9.5% convertible trust preferred securities, we elected to pay distributions due on February 15, 2002, and May 15, 2002, in shares of our common stock. In light of our business environment and recent operating results, we currently anticipate that we will find it prudent to defer distributions on our 6% convertible trust preferred securities for the foreseeable future, subject to the terms in the governing documents. In addition, we are permitted under the terms of our 9.5% convertible trust preferred securities to defer dividends on these securities commencing February 15, 2004, and we may elect to do so after that time. The deferral of distributions on our existing preferred securities prevents us from declaring or paying any dividends on our common stock during the period of such deferrals. Additionally, even if we choose to resume cash distributions on our 6% convertible preferred securities in the future, we may choose not to pay dividends on our common stock.

The debentures do not contain restrictive covenants, and there is limited protection in the event of a change in control.

        The indenture under which the debentures were issued do not contain restrictive covenants protecting you from several kinds of transactions. In particular, the indenture does not contain covenants limiting our ability or the ability of our subsidiaries to pay dividends or make distributions on or redeem our capital stock or any of our outstanding convertible trust preferred securities or limiting our ability or the ability of our subsidiaries to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the debentures upon a change of control is limited to the transactions specified in the definition of a "change of control" under "Description of Debentures—Repurchase at Option of Holders—Change of Control Put." Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a change of control. In addition, a "change of control" under the terms of our senior secured credit facility would be an event of default under that agreement, giving our lenders the right to accelerate the obligations due under our senior secured credit facility.

No established market exists for the debentures, and your ability to sell the debentures is subject to uncertainties regarding the liquidity of the trading market, if any, for the debentures.

        There is currently no established market for the debentures. The debentures originally issued in the private placement are eligible for trading on the PORTAL Market. However, the debentures sold pursuant to this prospectus will not be eligible for trading on the PORTAL Market. We do not intend to apply for listing of the debentures on any national securities exchange or on the Nasdaq National Market. There can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of the holders of debentures to sell any of their debentures; or

  •
  if they could be sold, the price at which the holders of the debentures would be able to sell such debentures.

        If a trading market does not develop or is not maintained, holders of the debentures may experience difficulty in selling, or an inability to sell, the debentures. If a market for the debentures develops, such market could be discontinued at any time. The debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for securities such as the debentures has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that, if a market for the debentures were to develop, such a market would not be subject to similar disruptions.

The value of the conversion rights associated with the debentures may be substantially lessened or eliminated if we are a party to a merger, consolidation or other similar transaction.

        If we are a party to a consolidation, merger or sale of all or substantially all of our assets pursuant to which our common stock would be converted into cash, securities or other assets, the debentures would become convertible solely into such cash, securities or other assets. As a result, the value of the conversion rights associated with the debentures may be substantially lessened or eliminated because you would no longer be able to convert your debentures into shares of our common stock in the future or because of changes in the nature or volatility of our common stock. See "Description of Debentures—Conversion Rights—Conversion Rate Adjustments."

Upon conversion of the debentures, we will have the right (and, under certain circumstances, the obligation) to pay cash in lieu of issuing shares of our common stock.

        Until we amend our restated certificate of incorporation to increase our authorized capital, which amendment will require the approval of our stockholders holding a majority of our outstanding shares, we will be required to deliver upon conversion of each debenture a combination of cash and shares of our common stock. Furthermore, even if our stockholders approve the amendment to our restated certificate of incorporation and we increase our authorized capital, we will still retain the right to satisfy your conversion by delivering either our common stock or, subject to certain conditions, cash or a combination of cash and our common stock. Accordingly, upon conversion of a debenture, you might not receive any shares of our common stock, or you may receive fewer shares of common stock relative to the conversion value of the debenture. Further, our liquidity will be reduced to the extent we choose to deliver cash rather than shares of common stock upon conversion of the debentures.

You may not be able to participate in all of the stock price appreciation above the conversion price.

        Until we amend our restated certificate of incorporation to increase our authorized capital, we will deliver upon conversion of each debenture (other than a conversion upon satisfaction of the debenture price conditions) (i) an amount of cash equal to the lesser of (a) the principal amount of such debenture, or (b) the conversion value of such debenture, and (ii) a number of shares of our common stock, equal in value to the excess (if any) of the conversion value of the debenture over its principal amount, but not more than 59.95885 shares per $1,000 principal amount of debentures. The limit on the number of shares of our common stock that will be issued upon conversion under such circumstances will limit your participation in any appreciation of the price of our common stock above approximately $39.88 per share until we are able to increase our authorized capital.

Our reported earnings per share may be more volatile because of the contingent conversion provision of the debentures.

        Holders of the debentures are generally entitled to convert the debentures into common stock, if:

  •
  the market price of our common stock reaches a specified threshold;

  •
  the trading price of the debentures falls below certain thresholds;

  •
  the debentures have been called for redemption; or

  •
  specified corporate transactions occur.

Until one of these contingencies is met, the shares underlying the debentures are not included in the calculation of our basic or fully diluted earnings per share. Should a contingency be met, fully diluted earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the calculation of fully diluted earnings per share. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of our fully diluted earnings per share.

Our stock price is likely to be highly volatile; therefore, the price of the debentures may fluctuate significantly, which may result in losses to investors.

        The price at which our common stock trades has fluctuated significantly and is likely to continue to be highly volatile, which may be expected to affect the price of the debentures. The closing price of our stock, as reported on the New York Stock Exchange, has ranged from a high of $45.04 in March 1998 to a low of $2.57 in August 2002, although it has since risen to $12.22 as of January 23, 2004 (the last trading day of our third fiscal quarter in fiscal year 2004). In addition, the stock market in general has from time to time experienced significant price and volume fluctuations that have affected the market prices for companies like ours. We expect that the trading prices of the debentures in the secondary market will be significantly affected by trading prices of our common stock, as well as the general level of interest rates and our credit quality.

Future sales of our common stock or equity-related securities in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the debentures.

        Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. As of February 18, 2004, we had no shares of preferred stock outstanding. Our board of directors has no present intention of issuing any preferred stock, but reserves the right to do so in the future. In addition, we have authorized up to

75,000,000 shares of common stock, $1 par value per share, of which 39,156,862 shares were outstanding as of February 18, 2004. In addition, as of February 18, 2004, approximately 8,066,273 shares of our common stock were reserved for issuance to our employees, directors and officers pursuant to our stock option plans and 150,000 shares of our common stock were reserved for issuance pursuant to warrants issued to a business consulting firm. Additionally, another 21,630,980 shares of our common stock are reserved for issuance upon conversion of our convertible trust preferred securities. We intend to seek stockholder approval to increase the amount of our authorized common stock. We are not restricted from issuing additional common stock during the life of the debentures. No prediction can be made as to the effect, if any, that future sales of shares of common stock, equity-related securities or the availability of such securities for future sale will have on the trading price of our common stock or the value of the debentures. See "Description of Our Capital Stock."

The conditional conversion features of the debentures could result in you receiving less than the value of the common stock into which a debenture is convertible.

        The debentures are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible. See "Description of the Debentures—Conversion Rights."

If you hold debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your debentures and, in limited cases, under the conversion rate adjustments applicable to the debentures. For example, in the event that an amendment is proposed to our restated certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Conversion of the debentures will dilute the ownership interest of existing stockholders.

        The conversion of debentures into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon conversion of the debentures could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants due to this dilution, or to facilitate hedging strategies involving debentures and common stock.

USE OF PROCEEDS

        The selling securityholders will receive all of the proceeds from the sale of the debentures and the shares of common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale by any selling securityholder of their debentures or the shares of common stock issuable upon conversion of the debentures.

DIVIDEND POLICY

        On October 30, 2001, the Company announced that it would discontinue the payment of dividends after the previously declared dividend payment on November 14, 2001. Dividends until such time had been paid quarterly. Any future resumption of the payment of dividends would be at the discretion of our board of directors and is not currently contemplated.

PRICE RANGE OF COMMON STOCK

        The following table lists the high and low intra day sales prices for our common stock during the past three fiscal years as reported on the New York Stock Exchange Composite Tape, along with information on dividends declared per share during the same periods. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and trades on various regional exchanges (Ticker Symbol: FLE). Call and put options are traded on the American Stock Exchange and the Chicago Board Options Exchange.

	Price
			Dividends Declared
	High	Low
Fiscal Year Ended April 28, 2002
First Quarter	$16.42	$10.70	$0.04
Second Quarter	17.25	9.12	0.04
Third Quarter	13.40	8.30	0.00
Fourth Quarter	11.90	7.60	0.00
Fiscal Year Ended April 27, 2003
First Quarter	$11.22	$3.80	$0.00
Second Quarter	7.96	2.37	0.00
Third Quarter	8.88	5.37	0.00
Fourth Quarter	7.23	3.06	0.00
Fiscal Year Ended April 25, 2004
First Quarter	$11.25	$4.83	$0.00
Second Quarter	11.61	8.47	0.00
Third Quarter	12.70	8.72	0.00
Fourth Quarter (through March 18, 2004)	15.10	11.75	0.00

        On March 18, 2004, the closing sales price for our common stock as reported by the New York Stock Exchange was $13.06 per share.

        We had 1,155 common stockholders of record as of February 18, 2004.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the consolidated ratios of earnings to fixed charges of Fleetwood for the periods shown:

	Nine Months Ended January 25, 2004		As of and For the Fiscal Year Ended April(1)
			2003		2002		2001		2000		1999
Ratio of Earnings to Fixed Charges	0.9	x	—	(2)	—	(2)	—	(2)	5.3	x	7.5	x

(1)
We use a fiscal year ending on the last Sunday of April in each year.

(2)
Our ratios of earnings to fixed charges for the fiscal years 2003, 2002, and 2001 were not meaningful since earnings were inadequate to cover fixed charges by $66.2 million, $125.9 million, and $336.8 million, respectively.

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of (a) pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (b) fixed charges. Fixed charges consist of interest expense and that portion of rental expense considered to be a reasonable estimate of the interest factor.

DESCRIPTION OF THE DEBENTURES

        We issued the debentures on December 22, 2003, under an indenture between us and The Bank of New York, as trustee. The terms of the debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. We encourage you to read the indenture in its entirety because it, and not this description, defines your rights as holders of the debentures. Copies of the indenture are available as set forth below under "Where You Can Find More Information." The indenture was filed as Exhibit 4.1 to the Form 8-K we filed on December 23, 2003. Certain defined terms used in this section but not defined below have the meanings assigned to them in the indenture.

        The registered holder of a debenture will be treated as the owner of it for all purposes. Except as set forth below, only registered holders will have rights under the indenture.

        When we refer to "Fleetwood," "the company," "we," "our" or "us" in this section, we refer only to Fleetwood Enterprises, Inc., a Delaware corporation, and not any of its current or future subsidiaries.

Brief Description of the Debentures

        The debentures:

  (1)
  are limited to $100,000,000 aggregate principal amount;

  (2)
  bear interest at a rate of 5.00% per year;

  (3)
  accrue additional interest or additional amounts, which are collectively referred to as "additional amounts," if we fail to amend our restated certificate of incorporation to increase our authorized capital, as set forth below under "—Conversion Rights" or if we fail to comply with certain obligations as set forth below under "—Registrations Rights";

  (4)
  are our unsecured senior subordinated obligations, ranking junior in right of payment to all of our existing and future senior indebtedness, equally in right of payment to our future indebtedness that provides such indebtedness is on a parity with the debentures, and senior in right of payment to our existing and future junior subordinated indebtedness including our obligations under our subordinated debentures underlying the existing convertible trust preferred securities and our guarantee of payment obligations on the existing convertible trust preferred securities; but the debentures are effectively subordinated to all existing and future secured indebtedness to the extent of the value of the related security and to all existing and future indebtedness and other liabilities of our subsidiaries;

  (5)
  are convertible into our common stock, at any time prior to maturity (unless previously converted, redeemed by us at our option or repurchased by us at your option) at an initial conversion rate of 85.0340 shares of our common stock per $1,000 principal amount of debentures, which is equivalent to a conversion price of approximately $11.76 per share, in the following circumstances, subject to adjustment as described below under "—Conversion Rights" and our right and, prior to an increase in our authorized capital, our obligation to pay cash in lieu of issuing shares of our common stock as described below under "—Conversion Rights—Settlement Upon Conversion":

  (A)
  if the market price of our common stock is above 120% of the conversion price per share measured over a specified number of trading days;

  (B)
  if during the five-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the debentures for each day of such five-day period is less than 98% of the conversion value; provided, however, that the debentures will not be convertible pursuant to this clause (B) after December 15, 2021, if on any trading day during such five-day period the market price of our common stock is between 100% and 120% of the then-current conversion price of the debentures;

    (C)
    if we have called the debentures for redemption; or

    (D)
    upon the occurrence of specified corporate transactions;

  (6)
  are redeemable by us at our option at any time and from time to time after December 15, 2008, in whole or in part, at 100% of the principal amount of the debentures plus accrued and unpaid interest (including additional amounts, if any);

  (7)
  are subject to repurchase by us at your option on December 15, 2008, December 15, 2013, and December 15, 2018, or if a change of control occurs as set forth below under "—Repurchase at Option of Holders"; and

  (8)
  are due on December 15, 2023, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

        The indenture does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring additional senior debt or any other indebtedness or issuing or repurchasing other securities. The indenture also does not restrict us from making payment on our subordinated debentures underlying the convertible trust preferred securities or our guarantee of payment obligations on the convertible trust preferred securities, except to the extent set forth under "—Subordination." In addition, the indenture does not protect you in the event of a highly leveraged transaction or a change in control except to the extent described below under "—Repurchase at Option of Holders—Change of Control Put."

        If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion rate (including an adjustment at our option) as described below under "—Conversion Rights—Conversion Rate Adjustments," you may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Such circumstances may include, for example, (i) a taxable distribution to holders of our common stock which causes the conversion rate to be adjusted and (ii) our failure to adjust the conversion rate in some instances. In other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Considerations—Constructive Dividends on Debentures."

        As of January 25, 2004:

  •
  our outstanding senior indebtedness was approximately $21.6 million, all of which ranks effectively senior to the debentures. In addition, we had $48.7 million available under our senior secured credit facility (all of which, if drawn, would rank senior to the debentures);

  •
  we had no indebtedness ranking on a parity with the debentures, excluding accounts payable; and

  •
  our subsidiaries had approximately $350.1 million of liabilities outstanding, excluding intercompany liabilities.

        No sinking fund is provided for the debentures. The debentures are not subject to defeasance although we may redeem the debentures at any time or from time to time after December 15, 2008, as provided under "—Optional Redemption."

        The debentures will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        You may present definitive debentures for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be the corporate trust office or agency of the trustee in New York City. For information regarding conversion, registration of transfer and exchange of global securities, see "—Form, Denomination and Registration."

Payment of Interest and Principal

        The debentures bear interest from December 22, 2003, at the rate of 5.00% per year.

        We will pay interest semiannually on June 15 and December 15 of each year to the holders of record at the close of business on the preceding May 31, and November 30, respectively, beginning June 15, 2004. There are two exceptions to the preceding sentence:

  (1)
  In general, we will not make any payment in cash or additional shares of our common stock for accrued and unpaid interest on any debentures that are converted into our common stock, except as described below under "—Conversion Rights—Conversion Procedures."

  (2)
  We will pay interest to a person other than the holder of record on the record date if holders elect to require us to repurchase the debentures on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay cash in respect of accrued and unpaid interest on the debentures being repurchased to, but excluding, the repurchase date to the same person to whom we will pay the principal of these debentures.

        We will also pay additional amounts on the debentures under the circumstances described below under "—Conversion Rights—General" and "—Registration Rights."

        Interest will cease to accrue on a debenture upon its maturity, conversion, redemption by us at our option or repurchase by us at your option. Additional amounts may continue to accrue even after conversion if we fail to comply with certain obligations as set forth below under "—Registration Rights."

        Except as provided below, unless previously converted, redeemed by us at our option or repurchased by us at your option, we will pay interest and any additional amount due on:

  (1)
  the global securities to the Depository Trust Company ("DTC") in immediately available funds;

  (2)
  any definitive debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these debentures; and

  (3)
  any definitive debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by holder of those debentures.

        In the case of clause (3) above, wire transfer instructions must be received by the trustee no later than 15 days prior to the interest payment date.

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        At maturity, we will pay interest and any additional amount due on the definitive debentures, unless previously converted, redeemed by us at our option or repurchased by us at your option, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

        Unless previously converted, redeemed by us at our option or repurchased by us at your option, we will pay principal on:

  (1)
  the global securities to DTC in immediately available funds; and

  (2)
  the definitive debentures at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Conversion Rights

  General

        You may convert any outstanding debentures (or portions of outstanding debentures) into our common stock, at any time prior to maturity, unless previously converted, redeemed by us at our option or repurchased by us at your option, initially at a conversion rate of 85.0340 shares of our common stock per $1,000 principal amount of debentures, equal to a conversion price of approximately $11.76 per share, under the circumstances summarized below. The conversion rate is subject, however, to adjustment as described below under "—Conversion Rate Adjustments" and our right and, prior to an increase in our authorized capital, our obligation to pay cash in lieu of issuing shares of our common stock as described below under "—Settlement Upon Conversion." You may convert debentures only in denominations of $1,000 and whole multiples of $1,000.

        You may surrender debentures for conversion into our common stock prior to the close of business on their stated maturity date if any of the following conditions are satisfied:

  (1)
  if the market price of our common stock is above 120% of the conversion price per share measured over a specified number of trading days;

  (2)
  if during the five-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the debentures for each day of such five-day period is less than 98% of the conversion value; provided, however, that the debentures will not be convertible pursuant to this clause (2) after December 15, 2021, if on any trading day during such five-day period the market price of our common stock is between 100% and 120% of the then-current conversion price of the debentures;

  (3)
  if we have called the debentures for redemption; or

  (4)
  upon the occurrence of the corporate transactions specified below under "—Conversion Upon Specified Corporate Transactions."

        If you have exercised your right to require us to repurchase your debentures as described below under "—Repurchase at Option of Holders," you may convert your debentures into our common stock only if you withdraw your notice of exercise of repurchase and convert your debentures prior to the close of business on the applicable repurchase date. If you are a holder of debentures that have been called for redemption, you must exercise your conversion rights prior to the close of business on the second business day preceding the redemption date, unless we default in payment of the redemption price.

        Until we amend our restated certificate of incorporation to increase our authorized capital, we will deliver (A) upon conversion of each debenture (other than a conversion upon satisfaction of the debenture price conditions) (i) an amount of cash equal to the lesser of (x) the aggregate principal amount of the debenture or (y) the conversion value of such debenture, plus (ii) the number of shares of our common stock, equal in value to the excess (if any) of the conversion value of the debenture over the aggregate principal amount of the debentures, subject to a maximum of 59.95885 shares of our common stock per $1,000 principal amount of debentures, or (B) upon conversion of each debenture upon satisfaction of the debenture price conditions, an amount of cash equal to the lesser of (i) the conversion value of the debenture or (ii) the aggregate principal amount of such debenture. If we have not increased our authorized capital by the date that is 120 days after the original issuance of the debentures, the debentures will bear additional interest at a rate of 0.25% of the principal amount per annum. The additional interest will increase to a rate of 0.50% of the principal amount per annum if we have not increased our authorized capital by the date that is 210 days after the original issuance of the debentures and will increase further to a rate of 0.75% of the principal amount per annum if we have not increased our authorized capital by the date that is 270 days after the original issuance of the debentures. If stockholder approval is obtained and we increase our authorized capital, such additional interest will cease to accrue and, upon conversion of each debenture, we will deliver either our common stock into which such debenture is convertible or, subject to certain conditions, the cash value of our common stock into which such debenture is convertible or a combination of cash and our common stock, as described below under "—Settlement Upon Conversion."

        We have agreed to use reasonable best efforts to amend our restated certificate of incorporation to increase the number of shares of our common stock that we are authorized to issue, which amendment will require the approval of our stockholders. We can, however, make no assurance that stockholder approval will be obtained.

        Furthermore, even if our stockholders approve the amendment to our restated certificate of incorporation and we increase our authorized capital, we will still retain the election to satisfy our conversion obligation to you by issuing either our common stock into which the debentures are convertible, the cash value of our common stock into which the debentures are convertible, or a combination thereof. Accordingly, upon conversion of a debenture, you might not receive any shares of our common stock, or you might receive fewer shares of our common stock than the conversion rate of the debenture.

        Except as described in this prospectus, we will not make any payment in cash or additional shares of our common stock or other adjustment for accrued and unpaid interest (including additional amounts, if any) on the debentures or dividends on any of our common stock issued upon conversion of the debentures.

        On conversion of a debenture, except as described above, you will not receive any cash payment or additional shares of our common stock in respect of that debenture representing additional amounts. Our delivery to you of the full number of shares of our common stock into which your debenture is convertible, or, in lieu of our common stock, the cash value of such common stock or a combination of our common stock and cash, together with any cash payment for your fractional shares of our common stock, will be deemed to satisfy our obligation to pay the principal amount of your debenture and to satisfy our obligation to pay any accrued and unpaid interest (including additional amounts, if any) on that debenture. As a result, accrued and unpaid interest and additional amounts on that debenture will be deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest (including additional amounts, if any) will be payable upon any conversion of debentures at your option made concurrently with or after acceleration of the debentures following an event of default under the debentures.

  Settlement Upon Conversion

        We will not issue fractional shares of our common stock upon conversion of debentures. Instead, for each fractional share we will pay a cash amount based upon the market price of our common stock on the third trading day prior to the date on which the shares of our common stock are given to you upon conversion.

        If at the time of receipt of your notice of conversion (other than a conversion upon satisfaction of the debenture price conditions, as described below), we do not have sufficient authorized capital stock to issue shares of our common stock upon conversion of all outstanding debentures, we will satisfy the conversion notice by delivering:

  (1)
  an amount of cash equal to the lesser of (A) the aggregate principal amount of the debenture, or (B) the conversion value of such debenture; plus

  (2)
  the number of shares of our common stock equal to the quotient of (A) the excess, if any, of the conversion value of the debenture over the aggregate principal amount of the debenture, divided by (B) the arithmetic average of the volume weighted average prices of our common stock for each trading day during the cash settlement averaging period, subject to a maximum of 59.95885 shares of our common stock per $1,000 principal amount of debentures. For the purpose of this clause (2), the "cash settlement averaging period" will be the 20-trading-day period beginning on the third trading day after we receive your notice of conversion. Settlement in cash and/or shares of our common stock will occur on the third trading day following the final day of the cash settlement averaging period.

        "Conversion value" per each $1,000 principal amount of debentures is equal to the product of the market price (as defined below under "—Conversion Upon Satisfaction of Common Stock Price Conditions") for our common stock on a given day multiplied by the then-current conversion rate, which is the number of shares of our common stock into which the $1,000 principal amount of each debenture is then convertible.

        "Volume weighted average price" per share of our common stock on any trading day (as defined below) is the volume weighted average price on the New York Stock Exchange from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day as displayed on Bloomberg (Bloomberg key-strokes: FLE Equity VAP) (or if such volume weighted average price is not available, the market value of one share on such trading day as we determine in good faith using a volume weighted method).

        If at the time of receipt of your notice of conversion of the debenture upon satisfaction of the debenture price conditions, we do not have sufficient authorized capital stock to issue shares of our common stock upon conversion of all outstanding debentures, we will satisfy the conversion notice by delivering an amount of cash equal to the lesser of (1) the conversion value of the debenture or (2) the aggregate principal amount of such debenture. Settlement will occur on the fifth trading day after we receive your notice of conversion.

        If at the time of receipt of your notice of conversion, we have sufficient authorized capital stock to issue shares of our common stock upon conversion of all outstanding debentures and we receive your notice of conversion on or prior to the day that is 30 trading days prior to maturity (the "final notice date"), the following procedures will apply:

  (1)
  If we elect to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is five trading days following receipt of your notice of conversion (the "cash settlement notice period").

  (2)
  If we timely elect to satisfy all or any portion of our conversion obligation in cash, you may retract the conversion notice at any time during the two-trading-day period beginning on the day after the final day of the cash settlement notice period (the "conversion retraction period"); no such retraction may be made (and a conversion notice will be irrevocable) if we do not elect to satisfy all or any portion of our conversion obligation in cash (other than cash in lieu of fractional shares).

  (3)
  If the conversion notice has not been retracted, then settlement (in cash and/or shares of our common stock) will occur on the third trading day following the final day of the 20-trading-day period beginning on the third trading day following the final day of the conversion retraction period (the "cash settlement averaging period").

  (4)
  The settlement amount will be computed as follows, except in the case of a conversion of the debenture upon satisfaction of the debenture price conditions described in paragraph (5) below:

  (A)
  If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to you the number of shares of our common stock equal to (i) the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate.

  (B)
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to:

  •
  a number equal to (i) the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate, multiplied by

  •
  the arithmetic average of the volume weighted average prices of our common stock during the cash settlement averaging period.

  (C)
  If we elect to satisfy a portion of the conversion obligation in cash (other than 100%), we will deliver to you such cash amount ("cash amount") plus the number of shares of our common stock equal to the greater of (i) zero and (ii) the excess, if any, of:

  •
  the number of shares of our common stock equal to (i) the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate, minus

  •
  the number of shares of our common stock equal to the quotient of the cash amount divided by the arithmetic average of the volume weighted average prices of our common stock during the cash settlement averaging period.

  (5)
  The settlement amount will be computed as follows upon a conversion of the debenture upon satisfaction of the debenture price conditions:

  (A)
  If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to you the number of shares of our common stock equal to the lesser of:

  •
  (i) the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate; or

  •
  (i) the aggregate principal amount of the debenture to be converted divided by (ii) the market price of our common stock on the last trading day preceding the conversion date (as defined below under "—Conversion Procedures").

  (B)
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the lesser of:

  •
  the aggregate principal amount of the debenture to be converted, or

  •
  the product of (i) a number equal to the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by the conversion rate and (ii) the arithmetic average of the volume weighted average prices of our common stock during the cash settlement averaging period.

    (C)
    If we elect to satisfy a portion of the conversion obligation in cash (other than 100%), we will deliver to you such cash amount plus the number of shares of our common stock equal to the lesser of:

    •
    (i) the aggregate principal amount of the debenture to be converted divided by 1,000, multiplied by the conversion rate, minus (ii) the quotient of the cash amount divided by the arithmetic average of the volume weighted average price of a share of our common stock during the cash settlement averaging period, or

    •
    (i) the aggregate principal amount of the debenture to be converted divided by the market price of our common stock on the last trading day preceding the conversion date, minus (ii) the quotient of the cash amount divided by the arithmetic average of the volume weighted average price of a share of our common stock during the cash settlement averaging period.

        If at the time of receipt of your notice of conversion, we have sufficient authorized capital stock to issue shares of our common stock upon conversion of all outstanding debentures and we receive your notice of conversion after the final notice date, the following procedures will apply:

  (1)
  If we elect to satisfy all or any portion of the conversion obligation in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time during the cash settlement notice period.

  (2)
  The settlement amount will be computed, and the settlement date will be determined, in the same manner as set forth above except that the "cash settlement averaging period" will be the 20-trading-day period that begins on the date that is the 23rd trading day prior to the maturity date.

  (3)
  If we elect to satisfy all or any portion of the conversion obligation in cash, settlement will occur on the third trading day following the final day of such cash settlement averaging period (which may be after the maturity date). If we elect to satisfy the entire conversion obligation in shares of our common stock, settlement will occur at maturity.

  (4)
  You cannot retract your conversion notice if you deliver such notice after the final notice date (and the conversion notice therefore will be irrevocable).

        A "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common stock is then traded; provided that no day on which our common stock experiences any of the following will count as a trading day:

  •
  any suspension of or limitation imposed on trading of our common stock on any national or regional securities exchange or association or over-the-counter market;

  •
  any event (other than an event listed in the bullet below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for our common stock on any relevant national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to our common stock on any relevant national or regional securities exchange or association or over-the-counter market; or

  •
  any relevant national or regional securities exchange or association or over-the-counter market on which our common stock trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such business day.

        Notwithstanding the above, if our common stock experiences any of the above on any day during the original cash settlement averaging period (determined assuming our common stock experienced none of the above during that period), which would result in a price being determined later than the eighth trading day after the last day of the original cash settlement averaging period, then we will determine all prices for all delayed and undetermined prices on that eighth trading day based on our good faith estimate of our common stock's value on that date.

        Until we obtain stockholder approval to increase our authorized capital, the maximum number of shares of our common stock issuable upon conversion will be approximately 5,995,885 million shares of our common stock in aggregate. The limit on the number of shares of our common stock that will be issued upon conversion under such circumstances will limit your participation in any appreciation of the price of our common stock above approximately $39.88 per share until we increase our authorized capital.

  Conversion Procedures

        Except as provided below, if you convert your debentures into our common stock on any day other than an interest payment date, you will not receive any payment in cash with respect to interest that has accrued on these debentures since the prior interest payment date. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you (or a predecessor holder on the record date) will receive on the interest payment date interest accrued and paid on such debentures, notwithstanding the conversion of such debentures prior to such interest payment date. At the time of surrender of such debentures for conversion, however, the holder surrendering debentures for conversion must pay us an amount equal to the interest that the holder on the record date will receive on the interest payment date on the debentures being converted. The preceding sentence, however, does not apply to a holder that converts, after a record date for an interest payment but prior to the corresponding interest payment date, debentures that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date. Accordingly, if we call your debentures for redemption on a date that is after a record date for an interest payment but on or prior to the third business day after the corresponding interest payment date, and prior to the redemption date you choose to convert your debentures, you will receive on the date that has been fixed for redemption the amount of interest you would have received if you had not converted your debentures.

        You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any transfer tax or duties which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than yours. If you convert any debenture within two years after its original issuance, our common stock issuable upon conversion will not be issued or delivered in a name other than yours unless the applicable restrictions on transfer have been satisfied. Certificates representing shares of our common stock will be issued or delivered only after all applicable transfer taxes and duties, if any, payable by you have been paid.

        To convert interests in a global debenture, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

        To convert definitive debentures, you must:

  (1)
  complete the conversion notice on the back of the debentures (or a facsimile of it);

  (2)
  deliver the completed conversion notice and the debentures to be converted to the specified office of the conversion agent;

  (3)
  pay all funds required, if any, relating to interest on the debentures to be converted to which you are not entitled, as described in the third preceding paragraph; and

  (4)
  pay all transfer taxes or duties, if any, as described in the second preceding paragraph.

        The conversion date is the date on which all of the foregoing requirements have been satisfied. The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. We will deliver, or cause to be delivered, to you a certificate for the full number of shares of common stock into which your debentures are converted (or, in lieu of common stock and at our option, subject to certain conditions, cash or a combination of common stock and cash, as described above under "—Settlement Upon Conversion") together with any cash payment for your fractional shares as soon as practicable on or after the conversion date, subject to satisfaction of the cash settlement averaging period and conversion retraction period provisions, if applicable, described above under "—Settlement Upon Conversion.

        In the case of the right to convert upon satisfaction of common stock price conditions, the conversion agent, which will be initially The Bank of New York, on our behalf will determine if the debentures are convertible at the end of each quarter, in each case notifying us and the trustee.

        In connection with any conversion upon satisfaction of the above debenture price conditions, the conversion agent will have no obligation to determine the trading price of the debentures unless we have requested such determination. We will have no obligation to make such request unless you provide us with reasonable evidence that on a trading day, the trading price per $1,000 principal amount of debentures would be less than 98% of the conversion value. At such time, we will instruct the conversion agent to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of debentures would be greater than or equal to 98% of the conversion value. We will confirm whether any such determination made by the conversion agent satisfies the debenture price conditions.

        Whenever the debentures become convertible (or in the case of conversion upon satisfaction of debenture price conditions, whenever the conversion agent has determined that the debenture price conditions are met), we or, at our request, the trustee in our name and at our expense, will notify the holders of the event triggering such convertibility in accordance with the indenture, and we will also publicly announce such information and publish it on our website (or otherwise broadly disseminate the information in any manner deemed reasonable by us). Any notice so given will be conclusively presumed to have been duly given, whether or not the holder receives such notice.

  Conversion Upon Satisfaction of Common Stock Price Conditions

        You may convert any of your debentures into our common stock during any fiscal quarter if the market price of our common stock for at least 20 consecutive trading days in the 30-trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 120% of the conversion price per share of our common stock on the last trading day of that fiscal quarter. The conversion price per share of our common stock on any day equals the quotient of the principal amount of a debenture divided by the number of shares of our common stock issuable upon conversion of a debenture on that day.

        The "market price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

        If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "market price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

        If our common stock is not so quoted, the "market price" will be the average of the mid-points of the last bid and ask prices for our common stock on the relevant date from each of three nationally recognized independent investment banking firms selected by us for this purpose, provided that if such bid and ask prices cannot reasonably be obtained from at least three nationally recognized independent investment banking firms, but such bid and ask prices are obtained from two nationally recognized independent investment banking firms, then the "market price" will be the average of the mid-points of such bid and ask prices from the two nationally recognized independent investment banking firms, and if such bid and ask prices can reasonably be obtained from only one nationally recognized independent investment banking firm, then the "market price" will be the mid-point of such bid and ask prices from this one nationally recognized independent investment banking firm.

  Conversion Upon Satisfaction of Debenture Price Conditions

        You also may convert your debentures into our common stock during the five-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the debentures for each day of such five-day period is less than 98% of the conversion value; provided, however, that the debentures will not be convertible pursuant to the preceding sentence after December 15, 2021, if on any trading day during such five-day period the market price of our common stock is between 100% and 120% of the then-current conversion price of the debentures.

        We refer to these conditions as the "debenture price conditions."

        The "trading price" for the debentures on any date means the closing sale price per debenture (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the principal U.S. securities exchange on which the debentures are traded or, if the debentures are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

        If the debentures are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "trading price" will be the last quoted bid price for debentures in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

        If the debentures are not so quoted, the "trading price" will be the average of the mid-points of the last bid and ask prices for $5.0 million aggregate principal amount of the debentures on the relevant date from each of three nationally recognized independent investment banking firms selected by us for this purpose, provided that if such bid and ask prices cannot reasonably be obtained from at least three nationally recognized independent investment banking firms, but such bid and ask prices are obtained from two nationally recognized independent investment banking firms, then the "trading price" will be the average of the mid-points of such bid and ask prices from the two nationally recognized independent investment banking firms, and if such bid and ask prices can reasonably be obtained from only one nationally recognized independent investment banking firm, then the "trading price" will be the mid-point of such bid and ask prices from this one nationally recognized independent investment banking firm. If we cannot reasonably obtain such bid and ask prices from at least one nationally recognized independent investment banking firm, then the "trading price" will equal (a) the then-applicable conversion rate of the debentures multiplied by (b) the market price of our common stock on the determination date.

  Conversion Upon Notice of Redemption

        You may surrender for conversion any debentures we call for redemption at any time prior to the close of business on the date that is two business days prior to the redemption date, even if the debentures are not otherwise convertible at that time. If you already have exercised your right to require us to repurchase your debentures, you may not surrender your debentures for conversion until you have withdrawn the repurchase notice in accordance with the indenture.

  Conversion Upon Specified Corporate Transactions

        If:

  (1)
  we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the date of distribution, our common stock at less than the market price of our common stock at the time of the announcement of that distribution;

  (2)
  we elect to distribute to all or substantially all holders of our common stock cash or other assets, debt securities or rights or warrants to purchase our securities, which distribution has a per share value exceeding 5% of the market price of our common stock on the day preceding the declaration date for the distribution; or

  (3)
  a change of control (except for such change of control that occurs due to a consolidation, merger or binding share exchange described in the next succeeding paragraph) as described below under "—Repurchase at Option of Holders—Change of Control Put" would have occurred but for the fact that either (a) the market price of our common stock for a specified period prior to that change of control exceeds a specified level or (b) the consideration received in the change of control consists of capital stock that is freely traded and the debentures become convertible into that capital stock, each as more fully described below under "—Repurchase at Option of Holders—Change of Control Put,"

then we must notify you at least 20 days prior to the ex-dividend date for the distribution or within 20 business days of the occurrence of the event described under clause (3) above, as the case may be. Once we have given that notice, you may convert your debentures at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or (b) within 20 business days of the notice, in the case of the event described under clause (3) above. In the case of a distribution, no adjustment to your ability to convert will be made if you participate or will participate in the distribution without conversion. The "ex-dividend date" means, with respect to any issuance or distribution on shares of our common stock, the first date on which the shares of our common stock trade regular way on the principal securities market on which the shares of our common stock are then traded without the right to receive such issuance or distribution.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock will be converted into cash, securities or other property, you may convert your debentures at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then from the effective time of the transaction, the right to convert debentures into our common stock will be changed into a right to convert the debentures into the kind and amount of cash, securities or other property which you would have received if you had converted such debentures and received our common stock immediately prior to the transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be otherwise adjusted. If the transaction also constitutes a "change of control" (as defined below), you can require us to repurchase all or a portion of your debentures as described below under "—Repurchase at Option of Holders—Change of Control Put."

  Conversion Rate Adjustments

        We will adjust the initial conversion rate for certain events, including:

  (1)
  issuances of our common stock as a dividend or distribution on our common stock;

  (2)
  certain subdivisions, combinations or reclassifications of our common stock;

  (3)
  issuances to all or substantially all holders of our common stock of rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then-current market price of our common stock;

  (4)
  distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets (including securities, but excluding:

  (A)
  the rights and warrants to the extent included pursuant to paragraph (3) above;

  (B)
  any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the eighth succeeding paragraph;

  (C)
  any dividends or distributions paid exclusively in cash; or

  (D)
  common stock distributions to the extent included pursuant to paragraph (1) above);

  (5)
  dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock, other than dividends or distributions made in connection with our liquidation, dissolution or winding-up; and

  (6)
  purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the market price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        In cases where the fair market value of assets, debt securities or rights, warrants or options to purchase our securities, applicable to one share of our common stock, distributed to stockholders:

  •
  equals or exceeds the average market price of our common stock over the ten-consecutive-trading-day period ending on the record date for such distribution, or

  •
  such average market price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion rate, you will be entitled to receive upon conversion, in addition to the shares of our common stock and/or cash as described above under "—Settlement Upon Conversion," the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that you would have received if you had converted such debentures entirely into common stock immediately prior to the record date for determining the stockholders entitled to receive the distribution, at the conversion rate then in effect (without regard to the limitations on delivery of common stock described above under "—Settlement Upon Conversion").

        Under our existing rights plan, or any amendment thereof or adoption of a new rights plan, while debentures remain outstanding, holders of debentures will receive, upon conversion of debentures, in addition to shares of our common stock, the rights under the applicable rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or assets described in clause (3) or (4) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        We will not make an adjustment in the conversion rate unless such adjustment would require a change of at least 1% in the conversion rate then in effect; provided that we will carry forward any adjustments that are less than 1% of the conversion rate then in effect and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward. Except as described above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

        In the event we elect to make a distribution described in paragraph (3) or (4) above, which, in the case of paragraph (4) above, has a per share value equal to more than 5% of the market price of the shares of our common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "—Conversion Upon Specified Corporate Transactions," or if the debentures are otherwise convertible, we will be required to give notice to you at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the debentures may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion rate or your ability to convert will be made in respect of a distribution described in paragraphs (1), (3), (4) or (5) if you will otherwise participate in the distribution without conversion or in certain other cases.

        If we make a distribution described in (4) above, then the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, the numerator of which will be the conversion price then in effect and the denominator of which will be the conversion price then in effect minus the fair market value, as determined by our board of directors, except as described in the following sentence, of the portion of those shares of capital stock, evidences of indebtedness or assets so distributed applicable to one share of our common stock.

If we make a distribution described in (4) above that consists of shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case based on the average of the closing sales prices of those securities for each of the 10 trading days commencing on and including the fifth trading day after the date on which "ex-distribution trading" commences for such dividend or distribution on the principal national or regional exchange or market on which the securities are then listed or quoted.

        If we make a dividend or distribution described in (5) above, then the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, the numerator of which will be the conversion price then in effect and the denominator of which will be the conversion price then in effect minus the amount per share of such dividend or distribution.

        In the event of a tender or exchange offer described in (6) above, the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, (A) the numerator of which will be the sum of (x) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we or our subsidiary purchase in such tender or exchange offer and (y) the product of the number of shares of our common stock outstanding less any such purchased shares and the last reported market price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer and (B) the denominator of which will be the product of the number of shares of our common stock outstanding at the time of expiration of the tender or exchange offer, including any such purchased shares, and the last reported market price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

        If we:

  (1)
  reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

  (2)
  consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, you may convert the debentures into the consideration you would have received if you had converted your debentures and received our common stock immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

        We may from time to time, to the extent permitted by law, increase the conversion rate or reduce the conversion price of the debentures by any amount for any period of at least 20 days. In that case, we will give at least 15 days' notice of such change. We may make such increases in the conversion rate or such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        If we adjust the conversion rate or conversion price pursuant to the above provisions, we will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Subordination

        The payment of principal, interest (including additional amounts, if any) and premium, if any, on the debentures is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash of all of our senior indebtedness (as defined below), including senior indebtedness incurred after the date the debentures were issued.

        Upon any distribution to our creditors in a liquidation or dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshalling of our assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash of all obligations due in respect of such senior indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable senior indebtedness, whether or not an allowable claim in any such proceeding) before you will be entitled to receive any payment with respect to your debentures, and until all obligations with respect to senior indebtedness are paid in full in cash, any distribution to which you would be entitled will be made to the holders of senior indebtedness.

        We also may not make any payment upon or in respect of the debentures if:

  •
  a default in the payment of the principal of, premium, if any, or interest (including additional amounts, if any) on designated senior indebtedness (as defined below) occurs and is continuing; or

  •
  any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the trustee receives a notice of such default (a "payment blockage notice") from us or the holders of any designated senior indebtedness.

        Payments on the debentures will be resumed:

  •
  in the case of a payment default, upon the date on which that default is cured or waived; and

  •
  in case of a nonpayment default, the earlier of the date on which the nonpayment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any designated senior indebtedness has been accelerated.

        Notwithstanding anything in the indenture or the debentures to the contrary:

  •
  in no event will a payment blockage period extend beyond 179 days from the date the payment blockage notice in respect thereof was given;

  •
  there will be a period of at least 181 consecutive days in each 360-day period when no payment blockage period is in effect; and

  •
  not more than one payment blockage period may be commenced with respect to the debentures during any period of 360 consecutive days.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee may be the basis for a subsequent payment blockage notice unless such default has been waived for a period of at least 90 days.

        If the trustee or any holder of the debentures receives a payment in respect of the debentures when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the trustee or the holder has actual knowledge that the payment is prohibited,

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of senior indebtedness or their proper representative.

        The indenture further requires that we promptly notify holders of senior indebtedness if payment of the debentures is accelerated because of an event of default.

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency, you may recover less ratably than our creditors who are holders of senior indebtedness. See "Risk Factors—Risks Related to the Offering—Your right to receive payments under the debentures is junior to our existing senior debt and possibly all of our future senior debt, as well as effectively junior to the existing and future liabilities of our subsidiaries." You will receive payment on your debentures only if we have funds remaining after we have paid any existing and future senior indebtedness. As of January 25, 2004, we had $21.6 million of senior indebtedness outstanding.

        "Senior indebtedness" means:

  •
  all existing and future indebtedness of ours outstanding under credit facilities and all hedging obligations with respect to that indebtedness;

  •
  any other existing and future indebtedness incurred by us, unless the instrument under which that indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the debentures; and

  •
  all principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), premium, penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness of ours referred to above.

        Notwithstanding anything to the contrary in the foregoing, senior indebtedness does not include:

  •
  any liability for federal, state, local or other taxes owed or owing by us;

  •
  any indebtedness of ours to any of our subsidiaries or other affiliates; or

  •
  any trade payables.

        "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such person (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person.

        "Designated senior indebtedness" means (1) indebtedness outstanding under our senior secured credit facility, dated as of July 27, 2001, as amended, amended and restated, supplemented, modified or refinanced from time to time, for which Bank of America, N.A. serves as administrative agent (the "existing senior credit facility") and (2) after payment in full of all obligations under the existing senior credit facility, any other senior indebtedness permitted under the indenture, the principal amount of which is $25.0 million or more and that has been designated by us as "designated senior indebtedness." The indenture does not restrict the creation of senior indebtedness or any other indebtedness in the future. For information concerning our potential incurrence of additional senior indebtedness, see "Risk Factors—Risks Related to the Offering—We may incur additional indebtedness ranking senior to, or equal to, the debentures."

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the debentures. The trustee's claims for such payments would be senior to your claims for such payments in respect of all funds collected or held by the trustee.

Optional Redemption

        The debentures are not redeemable at our option prior to December 15, 2008.

        At any time on or after December 15, 2008, we may redeem some or all of the debentures on at least 20 but not more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the debentures to be redeemed. In addition, we will pay interest on the debentures being redeemed, including those debentures which are converted into our common stock after the date the notice of the redemption is mailed and prior to the redemption date. This interest will include accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price.

        If less than all of the debentures are to be redeemed at any time, the trustee will select debentures for redemption as follows:

  •
  if the debentures are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debentures are listed; or

  •
  if the debentures are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No debentures of $1,000 or less can be redeemed in part. Notices of redemption will be mailed to each registered holder of the debentures to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any debentures are to be redeemed in part only, the notice of redemption that relates to those debentures in principal amount equal to the unredeemed portion of the original debentures will be issued in your name upon cancellation of the original debentures. Debentures called for redemption become due on the day fixed for redemption. On and after the redemption date, interest ceases to accrue on debentures or portions of them called for redemption.

        Any notice of redemption shall include, among other things, (1) a statement regarding your right to convert your debentures, (2) the date by which the debentures called for redemption may be converted, and (3) should you elect to convert your debentures that we have called for redemption (i) whether we will deliver our common stock, cash or a combination of our common stock and cash, and (ii) in the case that we elect to satisfy all or a portion of our conversion obligation in cash, the date on which the applicable cash settlement averaging period will commence.

Repurchase at Option of Holders

  Optional Put

        On December 15, 2008, December 15, 2013, and December 15, 2018, you may require us to repurchase all of your debentures not previously called for redemption, or any portion of those debentures that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of those debentures plus any accrued and unpaid interest (including additional amounts, if any) on those debentures to, but excluding, the repurchase date.

        We may, at our option, elect to pay the repurchase price in cash or shares of our common stock or any combination thereof.

        If we elect to pay all or any portion of the repurchase price in our common stock, the number of shares of our common stock that we will deliver will be equal to the quotient of:

  (1)
  the amount of cash to which you would have been entitled had we elected to pay the repurchase price in cash, minus the portion of the repurchase price being paid in cash, divided by

  (2)
  95% of the arithmetic average of the volume weighted average prices (as defined under "—Conversion Rights—Settlement Upon Conversion") of our common stock for each of the 20 trading days (as defined under "—Conversion Rights—Settlement Upon Conversion") ending on the business day immediately preceding the applicable repurchase date (if such business day is a trading day or, if not, then on the last trading day immediately prior thereto), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during such 20 trading-day-period and ending on the applicable repurchase date, of any event with respect to our common stock that would result in an adjustment of the conversion rate as described under "—Conversion Rights—Conversion Rate Adjustments."

        Our right to repurchase the debentures, in whole or in part, with shares of our common stock is subject to our satisfying various conditions, including:

  •
  the listing of such shares of our common stock on the principal United States securities exchange on which our common stock is then listed;

  •
  our common stock issuable upon repurchase of the debentures on the applicable repurchase date having been registered or subject to an exemption from registration; and

  •
  any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied prior to the close of business on the applicable repurchase date, we will pay the repurchase price of the debentures entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the debentures once we have given the notice that we are required to give to you, except as described in the preceding sentence.

        You may submit your debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the applicable repurchase date until the close of business on the repurchase date.

        For a discussion of the tax treatment of a holder receiving cash on the repurchase of debentures, see "Certain United States Federal Income Tax Considerations—U.S. Holders—Sale, Exchange, Redemption or Other Disposition of the Debentures."

  Change of Control Put

        If a change of control occurs, you may require us to repurchase for cash all of your debentures not previously called for redemption, or any portion of those debentures that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of the debentures to be repurchased plus any accrued and unpaid interest (including additional amounts, if any) to, but excluding, the repurchase date.

        A "change of control" will be deemed to have occurred at any time after the original issuance of the debentures when any of the following has occurred:

  (1)
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly,

    through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether that right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

  (2)
  the first day on which a majority of the members of our board of directors are not continuing directors; or

  (3)
  the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

  (A)
  any transaction:

  (i)
  that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

  (ii)
  pursuant to which holders of our capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

  (B)
  any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

        However, a change of control will be deemed not to have occurred if either:

    (A)
    the market price per share of our common stock for any five trading days within:

    (i)
    the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under paragraph (1) above; or

    (ii)
    the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under paragraph (2) or (3) above,

      equals or exceeds 105% of the conversion price of the debentures in effect on each applicable trading day; or

    (B)
    at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the debentures become convertible solely into that common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

        Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) under the Exchange Act.

        "Continuing director" means, as of any date of determination, any member of the board of directors who:

  •
  was a member of the board of directors on the date of the indenture; or

  •
  was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director's nomination or election.

        The definition of "change of control" includes a phrase relating to the conveyance, sale, transfer, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under New York law, which is the law governing the indenture and the debentures. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, there may be uncertainty as to whether or not a change of control has occurred and, therefore, as to whether or not you will have the right to require us to repurchase your debentures.

  Repurchase Right Procedures

        Within 20 business days after the occurrence of a change of control, we will be required to give notice to you of the occurrence of the change of control and of your resulting repurchase right. The repurchase date will be 25 business days after the date we give that notice. With respect to any optional right to require repurchase, we will be required to give notice to you 25 business days prior to any repurchase date. The notices will be delivered to you at your addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things:

  •
  the repurchase price per $1,000 principal amount of debentures;

  •
  the procedures that you must follow to require us to repurchase your debentures; and

  •
  in the case of any optional right to require repurchase, (i) whether we will pay the repurchase price for the debentures in cash, shares of our common stock or any combination thereof, specifying the applicable percentages of each, and (ii) if we elect to pay the repurchase price in whole or in part in our common stock, the method for calculating the number of shares of our common stock and the date on which the applicable 20 trading-day-period ending on the business day immediately preceding the applicable repurchase date will commence.

        If you have the right to cause us to repurchase your debentures as described above, we will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

        To elect to require us to repurchase debentures, you must deliver the repurchase notice so that it is received by the paying agent no later than the close of business on the repurchase date and must state certain information, including:

  •
  if certificated debentures have been issued, the certificate numbers of your debentures to be delivered for repurchase or, if not, such information as may be required under applicable DTC procedures;

  •
  the portion of the principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple of $1,000;

  •
  that the debentures are to be repurchased by us pursuant to the applicable provision of the indenture; and

  •
  in the case of any optional right to require repurchase, if we elect, pursuant to the notice we are required to give as described in the second preceding paragraph, to pay any or all of the repurchase price in shares of our common stock, but instead must pay the repurchase price entirely in cash because one or more of the conditions to payment of any or all of the repurchase price in our common stock described above under "—Optional Put" is not satisfied prior to the close of business on the repurchase date, whether you elect:

  (i)
  to withdraw the repurchase notice as to some or all of the debentures to which it relates, stating the principal amount and certificate numbers of the debentures as to which such withdrawal relates; or

  (ii)
  to receive cash in such event in respect of the entire repurchase price for all debentures or portions of debentures subject to such repurchase notice.

        In the case of the fourth bullet above, if you fail to indicate in the repurchase notice and in any written notice of withdrawal, a choice with respect to the election described in the final bullet point above, you will be deemed to have elected to receive cash in respect of the entire repurchase price for all debentures subject to the repurchase notice in these circumstances.

        You may withdraw any repurchase notice by delivering a written notice of withdrawal to be received by the paying agent prior to the close of business on the repurchase date. The notice of withdrawal must state certain information, including:

  (1)
  the principal amount of debentures being withdrawn;

  (2)
  if certificated debentures have been issued, the certificate numbers of the debentures being withdrawn or, if not, such information as may be required under applicable DTC procedures; and

  (3)
  the principal amount, if any, of the debentures that remain subject to the repurchase notice.

        The Exchange Act requires the dissemination of certain information to security holders and that an issuer follow certain procedures if an issuer tender offer occurs, which may apply if the repurchase rights summarized above become available to you. In connection with any offer to require us to repurchase debentures as summarized above we will, to the extent applicable:

  (1)
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  (2)
  file a Schedule TO or any other required schedule or form under the Exchange Act.

        Our obligation to pay the repurchase price for debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon you delivering the debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the debentures to be paid promptly following the later of the repurchase date or the time of delivery of the debentures, together with such endorsements.

        If the paying agent holds money sufficient to pay the repurchase price of the debentures for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the debentures will cease to be outstanding and interest on the debentures will cease to accrue, whether or not the debentures are delivered to the paying agent. Thereafter, all of your other rights will terminate, other than the right to receive the repurchase price upon delivery of the debentures.

        We may, to the extent permitted by applicable law and agreements governing our other debt, if any, at any time purchase the debentures in the open market or by tender at any price or by private agreement. Any debentures so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any debentures surrendered to the trustee may not be reissued or resold and will be canceled promptly.

  Limitations on Repurchase Rights

        The repurchase rights described above may not necessarily protect you if a highly leveraged or another transaction involving us occurs that may adversely affect you.

        Our ability to repurchase debentures upon the occurrence of a change in control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of our then-existing debt, if any. Further, we cannot assure you that, in that event, we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all outstanding debentures that might be delivered by holders of the debentures seeking to exercise the repurchase right. Any failure by us to repurchase the debentures when required following a change of control would result in an event of default under the indenture. Any such default may, in turn, cause a default under our other debt, if any. In addition, our ability to repurchase debentures may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and other provisions in the agreements governing our other debt, if any.

        The change of control repurchase provision of the debentures may, in certain circumstances, make more difficult or discourage a takeover of our company. The change of control repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by means of a merger, tender offer solicitation or otherwise or by management to adopt a series of anti-takeover provisions.

Consolidation, Merger and Assumption

        The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

  (1)
  the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  that person assumes all of our obligations under the indenture and the debentures; and

  (3)
  we or such successor is not then or immediately thereafter in default under the indenture and no event which, after notice or lapse of time, would become an event of default under the indenture, shall have occurred and be continuing.

        Upon the permitted consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person will succeed to and be substituted for us, and may exercise its rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

        The occurrence of certain of the foregoing transactions could also constitute a change of control under the indenture.

        The covenant described above includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under New York law, which is the law governing the indenture and the debentures. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not the restrictions on the sale, lease or disposition of our assets described above apply to a particular transaction.

Events of Default

        Each of the following constitutes an event of default under the indenture:

  (1)
  our failure to pay when due (i) the principal of or premium, if any, on any of the debentures at maturity, upon redemption or exercise of a repurchase right or otherwise or (ii) the cash amount required, if any, upon conversion;

  (2)
  our failure to pay an installment of interest (including additional amounts, if any) on any of the debentures for 30 days after the date when due;

  (3)
  our failure to perform or observe any other term, covenant or agreement contained in the debentures or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debentures then outstanding;

  (4)
  a default under any indebtedness for money borrowed by us or any of our subsidiaries the aggregate outstanding principal amount of which is in an amount in excess of $10 million, for a period of 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the debentures then outstanding, which default:

  •
  is caused by a failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

  •
  results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded, annulled or such indebtedness is discharged; or

  (5)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a "significant subsidiary" (as defined in Rule 405 under the Securities Act) or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary.

        The indenture provides that the trustee will, within 90 days of the occurrence of a default, give to the registered holders of the debentures notice of all uncured defaults known to it, but the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or interest (including additional amounts, if any) on, any of the debentures when due or in the payment of any redemption or repurchase obligation.

        If an event of default specified in clause (5) above occurs and is continuing with respect to us, then automatically the principal of all outstanding debentures and the interest thereon (including additional amounts, if any) will become immediately due and payable. If an event of default occurs and is continuing, other than with respect to clause (5) above with respect to us (the default not having been cured or waived as provided under "—Modifications and Amendments" below), the trustee or the holders of at least 25% in aggregate principal amount of the debentures then outstanding may declare the debentures due and payable at their principal amount together with accrued interest (including additional amounts, if any), and the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of debentures by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the debentures then outstanding upon the conditions provided in the indenture.

        The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the debentures then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modifications and Amendments

  Changes Requiring Approval of Each Affected Holder

        The indenture, including the terms and conditions of the debentures, may not be modified or amended without the written consent or the affirmative vote of the holder of each debentures affected by such change to:

  (1)
  change the maturity of the principal of or the date any installment of interest (including any payment of additional amounts) is due on any debentures;

  (2)
  reduce the principal amount or repurchase price of or redemption price of or interest (including additional amounts, if any) on any debentures;

  (3)
  change the currency of payment of such debentures or interest thereon;

  (4)
  alter the manner of calculation or rate of accrual of interest on any debentures or extend the payment of any such amount;

  (5)
  impair the right to institute suit for the enforcement of any payment on or with respect to any debentures;

  (6)
  modify our obligations to maintain an office or agency in New York, New York;

  (7)
  except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase rights or the conversion rights of holders of the debentures;

  (8)
  change redemption provisions to the indenture in a manner adverse to the holders of debentures; or

  (9)
  reduce the percentage in aggregate principal amount of debentures outstanding necessary to modify or amend the indenture or to waive any past default.

  Changes Requiring Majority Approval

        Except as otherwise provided in respect of changes requiring the approval of each affected holder and changes requiring no approval, the indenture, including the terms and conditions of the debentures, may be modified or amended either:

  (1)
  with the written consent of the holders of at least a majority in aggregate principal amount of the debentures at the time outstanding; or

  (2)
  by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the debentures represented at such meeting.

  Changes Requiring No Approval

        The indenture, including the terms and conditions of the debentures, may be modified or amended by us and the trustee, without the consent of the holder of any debentures, for the purposes of, among other things:

  (1)
  adding to our covenants for the benefit of the holders of debentures;

  (2)
  surrendering any right or power conferred upon us;

  (3)
  providing for conversion rights of holders of debentures in the event of any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

  (4)
  providing for the assumption of our obligations to the holders of debentures in the case of a merger, consolidation or conveyance, sale, transfer or lease of all or substantially all of our assets;

  (5)
  reducing the conversion price, provided that the reduction will not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of debentures in any material respect (after taking into account tax and other consequences of such reduction);

  (6)
  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  (7)
  making any changes or modifications necessary in connection with the registration of the debentures under the Securities Act as contemplated in the registration rights agreement, provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of debentures in any material respect;

  (8)
  curing any ambiguity or correcting or supplementing any defective provision contained in the indenture;

  (9)
  adding guarantees with respect to the debentures; or

  (10)
  adding or modifying any other provisions with respect to matters or questions arising under the indenture which we may deem necessary or desirable and which will not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of debentures in any material respect.

Governing Law

        The indenture and the debentures are governed by, and shall be construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee and the Transfer Agent

        The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and transfer agent with regard to the debentures. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Registration Rights

        In connection with the initial private placement of the debentures, we entered into a registration rights agreement with the initial purchaser. In the registration rights agreement we agreed, for the benefit of the holders of the debentures and the shares of common stock issuable upon conversion of the debentures, commonly referred to as the registrable securities, at our expense to use our reasonable best efforts to:

  •
  file with the SEC not later than the date 90 days after the earliest date of original issuance of any of the debentures a shelf registration statement on such form as we deem appropriate covering resales by holders of all debentures and our common stock issuable upon conversion of the debentures; and

  •
  cause such shelf registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the earliest date of original issuance of any of the debentures.

        We have, within 90 days after the first initial issuance of the debentures, filed the registration statement of which this prospectus forms a part to meet our obligations under the registration rights agreement. We will provide to each holder of registrable securities copies of the prospectus that is a part of the shelf registration statement, notify holders when the shelf registration statement has been filed with the SEC and when such shelf registration statement has become effective, and take certain other actions required to permit public resales of the registrable securities.

        If we obtain stockholder approval to amend our restated certificate of incorporation to increase our authorized capital and if additional shares of our common stock underlying debentures that will be available for issuance upon conversion of the debentures upon such stockholder approval have not been registered under the shelf registration statement, pursuant to the registration rights agreement, we will at our expense use our reasonable best efforts to:

  •
  file with the SEC not later than the date 90 days after the date on which we obtain stockholder approval an additional shelf registration statement on such form as we deem appropriate covering resales by holders of additional shares of our common stock underlying debentures that will be available for issuance upon conversion of the debentures upon such stockholder approval; and

  •
  cause such additional shelf registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date on which we receive stockholder approval.

        We will use our reasonable efforts to keep the shelf registration statement or the additional shelf registration statement, if applicable, effective until the earliest of:

  •
  two years after the last date of original issuance of any of the debentures;

  •
  the date when the holders of the debentures and our common stock issuable upon conversion of the debentures are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144(k) under the Securities Act;

  •
  the date when all of the debentures and our common stock issuable upon conversion of the debentures have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); and

  •
  the date when all of the debentures and our common stock into which the debentures are convertible that are owned by the holders who complete and deliver the selling securityholder notice and questionnaire described below are registered under the shelf registration statement or the additional shelf registration statement, if applicable, and disposed of in accordance with the shelf registration statement or the additional shelf registration statement, if applicable.

        We are permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with the sales of registrable securities during prescribed periods of time if:

  •
  the prospectus would, in our reasonable judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing, and

  •
  our Board of Directors determines in good faith that because of valid business reasons it is in our best interests to suspend such use.

We may suspend the holder's use of the prospectus for a reasonable period not to exceed 60 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period.

        Prior to the date the shelf registration statement or the additional shelf registration statement, if applicable, is declared effective by the SEC, we will mail a form to all holders of the debentures or our common stock converted from the debentures that provides notice of the impending effectiveness of the shelf registration statement or the additional shelf registration statement, if applicable, and requests the holders to elect to be named as a selling securityholder in the prospectus forming a part of the shelf registration statement or the additional shelf registration statement, if applicable, and certain related information. To be named as a selling securityholder in the prospectus that is prepared immediately after the effective date of the shelf registration statement or the additional shelf registration statement, if applicable, a holder will be required to complete and deliver the election form and questionnaire within 20 business days of the date of the questionnaire. Holders that do not complete and deliver the election form and questionnaire will not be named as selling securityholders in the prospectus.

        This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K we filed on December 23, 2003, and is incorporated herein by reference.

Rule 144A Information

        We will furnish to the holders, beneficial holders and prospective purchasers of the debentures and our common stock into which the debentures are convertible, upon their request, the information, if any, required by Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act.

Form, Denomination and Registration

  Denomination and Registration

        The debentures were issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

  Global Securities; Book-Entry Form

        Except as provided below, the debentures are evidenced by a global security deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

        Record ownership of the global securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in a global security directly through DTC if the holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if the holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's procedures and will be settled in same-day funds. Holders may also beneficially own interests in the global securities held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

        Except as provided below, so long as Cede & Co., as nominee of DTC, is the registered owner of the global securities, Cede & Co. for all purposes will be considered the sole holder of the global securities. Except as provided below, owners of beneficial interests in the global securities:

  •
  will not be entitled to have certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificates in definitive form; and

  •
  will not be considered holders of the global securities.

        The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

        We will wire, through the facilities of the trustee, payments of principal and interest payments (including payments of additional amounts, if any) on the global securities to Cede & Co., the nominee of DTC, as the registered owner of the global securities. Neither we, the trustee or any paying agent will have any responsibility or be liable for paying amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal of and interest on the global securities, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the debentures represented by the global securities, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in debentures represented by the global securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

        If you would like to convert your debentures into our common stock pursuant to the terms of the debentures, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the debentures represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

        Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including, without limitation, the presentation of debentures for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the debentures for which directions have been given.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the debentures. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause debentures to be issued in definitive form in exchange for the global securities. Notwithstanding anything herein to the contrary, if an event of default has occurred and is continuing with respect to the debentures, any owner of a beneficial interest in the debentures may request that we cause debentures in definitive form in respect of that owner's beneficial interest to be issued to that owner. If we do not promptly cause debentures in definitive form to be delivered to that owner of a beneficial interest, that beneficial owner will have direct rights against us under the indenture as if it had received debentures in definitive form. Neither we, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Restrictions on Transfer; Legends

        The debentures and the shares of common stock which are issued upon conversion will be subject to certain restrictions on transfer set forth on the debentures and in the indenture and on the share certificates, and certificates evidencing the debentures and shares of common stock will bear legends regarding such transfer restrictions.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

        Our authorized capital stock consists of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share. At February 18, 2004, we had outstanding:

  •
  39,156,862 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

  •
  exercisable stock options to purchase an aggregate of approximately 8,066,273 shares of our common stock;

  •
  warrants to purchase up to an aggregate of 150,000 shares of our common stock;

  •
  no shares of preferred stock; and

  •
  an aggregate of approximately $389.2 million in liquidation amount of convertible trust preferred securities. Holders of these preferred securities have the right to convert their securities into an aggregate of 21,630,980 shares of our common stock, subject to adjustment.

        Subject to the rights of holders of our preferred securities that may be issued in the future, our common stock holders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate his or her votes for the election of directors. Our stockholders do not have preemptive rights.

        The authorized shares of our preferred stock are issuable, without further stockholder approval, in one or more series as determined by our board of directors. Our board of directors also determines the voting rights, designations, powers, preferences, and the relative participating, optional or other rights of each series of our stock, as well as any qualifications, limitations or restrictions.

        Our restated certificate of incorporation contains certain provisions which may make it more difficult for third parties to acquire control of us, including a provision for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our restated certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock.

        EquiServe, L.P. is the transfer agent and registrar for our common stock.

Rights

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment. These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

  •
  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

  •
  10 business days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding shares of common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

  •
  the expiration of the rights;

  •
  10 days following a person or group's acquisition of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock; or

  •
  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

Warrants

        On August 30, 2001, we issued common stock warrants to a business consulting firm covering the right to purchase up to 150,000 shares of our common stock through a private placement, subject to upward or downward adjustment.

        The warrants do not have voting or dividend rights and are exercisable, at an initial exercise price of $14.45 per share, at any time from the date of issuance until they expire on January 2, 2005. We have granted registration rights to the business consultant and on November 19, 2001, we filed a registration statement to register for resale under the Securities Act the shares underlying the warrants.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the debentures and of common stock into which the debentures may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the IRS might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of debentures or common stock could differ from those described below. This summary deals only with purchasers that hold debentures or common stock into which debentures have been converted as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary does not deal with persons in special tax situations, such as financial institutions, insurance companies, S corporations, regulated investment companies, tax exempt investors, dealers in securities and currencies, U.S. expatriates, persons holding debentures as a position in a "straddle," "hedge," "conversion transaction," or other integrated transaction for tax purposes, persons who own, directly or indirectly, stock representing 10% or more of our voting power, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under United States alternative minimum tax rules, United States federal estate or gift tax laws (except as specifically described below with respect to Non-U.S. Holders), the laws of any U.S. state or locality, or any non-U.S. tax laws.

        PROSPECTIVE PURCHASERS OF DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

        As used herein, the term "U.S. Holder" means a beneficial owner of debentures or common stock into which debentures have been converted that is, for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity that has elected to be treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if, (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner, other than a partnership, of debentures or common stock into which debentures have been converted that is not a U.S. Holder.

        If a partnership, including for this purpose any entity treated as a partnership for United States tax purposes, or other flow-through entity, is a beneficial owner of debentures or common stock into which debentures have been converted, the treatment of a partner in the partnership or an owner of the flow-through entity will generally depend upon the status of the partner or owner and upon the activities of the partnership or other flow-through entity. A holder of debentures that is a partnership or other flow-through entity, and partners in such a partnership or owners of such other flow-through entity, should consult their tax advisors about the United States federal income tax consequences of holding and disposing of debentures and common stock into which debentures have been converted.

U.S. Holders

  Taxation of Interest

        U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the debentures, in accordance with their regular method of accounting. We believe the notes were not issued with original issue discount. We may be required to make payments of additional amounts to holders of the debentures if we do not (1) increase our authorized capital by the dates set forth under "Description of the Debentures—Conversion Rights," or (2) cause to be declared effective, or keep effective, a registration statement, as described under "Description of Debentures—Registration Rights." The original issue discount rules allow contingent payments such as these to be disregarded in computing a holder's interest income if the contingency is "remote" or "incidental." Under those rules, a contingency is incidental if, under all reasonably expected market conditions, the potential amount of the payments is "insignificant" relative to the total expected amount of the remaining payments on the debt instrument. We believe that there is only a remote possibility that we would be required to pay additional amounts because of a failure to increase our authorized capital or provide registration rights and, even if paid, that their potential amounts is insignificant relative to the payments on the debentures. Our determination in this regard is binding on U.S. Holders unless they disclose their contrary position. If, contrary to expectations, we pay additional amounts while the debentures are outstanding or after conversion, U.S. Holders would be required to recognize additional income at that time.

  Amortizable Bond Premium

        If a U.S. Holder purchases a debenture for an amount in excess of its principal amount, the debenture will be considered to have "amortizable bond premium" equal in amount to such excess, but not including any amount attributable to the conversion features of the debenture. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the debenture and may offset interest income otherwise required to be included in respect of the debenture during the taxable year by the amortized amount of such excess for the taxable year. Amortizable bond premium reduces the holder's tax basis in the debenture. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their own tax advisors.

  Market Discount

        If a U.S. Holder purchases a debenture for an amount that is less than its principal amount by more than a de minimis amount, the excess of the principal amount over the U.S. Holder's purchase prices will be treated as "market discount."

        Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a debenture (including certain nontaxable dispositions such as gifts) as ordinary income to the extent of the lesser of (i) the amount of such realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued through the time of such disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the debenture unless the U.S. Holder elects to accrue market discount on a constant yield basis. Absent such an election, a U.S. Holder will be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debenture with market discount until the corresponding market discount income is recognized.

        If a U.S. Holder elects to include market discount in income currently as it accrues, the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debenture and regarding the deferral of interest deductions will not apply. Current accrual of market discount increases the holder's basis in the debenture. Any election to include market discount in income currently as it accrues applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their tax advisors.

  Sale, Exchange, Redemption or Other Disposition of the Debentures

        A U.S. Holder will generally recognize capital gain or loss if the holder disposes of a debenture in a sale, exchange, redemption or other disposition other than a conversion of the debenture into common stock or our repurchase of the debenture for common stock, both of which are discussed below in "—Conversion or Repurchase of Debentures for Common Stock." The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the debenture. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the debenture. The holder's tax basis in the debenture will generally equal the amount the holder paid for the debenture. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. The gain or loss recognized by a holder on a disposition of the debenture will be long-term capital gain or loss if the holder held the debenture for more than one year. Long-term capital gains of non-corporate taxpayers are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitation.

  Constructive Dividends on Debentures

        The terms of the debentures allow for changes in the conversion rate of the debentures in certain circumstances. A change in conversion rate that allows debentureholders to receive more shares of common stock on conversion may increase the debentureholders' proportionate interests in our earnings and profits or assets. In that case, the debentureholders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the debentureholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion rate is adjusted to compensate debentureholders for distributions of cash or property to our shareholders. Not all changes in conversion rate that allow debentureholders to receive more stock on conversion, however, increase the debentureholders' proportionate interests in the company. For instance, a change in conversion rate could simply prevent the dilution of the debentureholders' interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the debentureholders' interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion rate would be treated like dividends paid in cash or other property. They would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain. Any deemed dividend would not be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends under recently enacted legislation or for the dividend received deduction.

  Conversion or Repurchase of Debentures for Common Stock

        A U.S. Holder will not recognize gain or loss upon the conversion or our repurchase of the holder's debentures solely for common stock except to the extent of the fair market value of common stock received attributable to accrued but unpaid interest, which will be treated as interest income. If a U.S. Holder receives solely cash in exchange for the debentures upon conversion or repurchase, a holder's gain or loss will be determined in the same manner as if the holder had disposed of the debentures in a taxable disposition (as described above under "—Sale, Exchange, Redemption or Other Disposition of the Debentures"). If a combination of cash and stock is received in exchange for the U.S. Holder's debentures upon conversion or repurchase, the amount of gain realized will be equal to the excess of the fair market value of the common stock and cash received (except to the extent of amounts received attributable to accrued but unpaid interest, which will be treated as interest income) over the holder's adjusted tax basis in the debenture, but in no event should the amount recognized exceed the amount of cash received. A U.S. Holder may not recognize any loss on the exchange. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional share and the portion of the holder's adjusted tax basis in the debenture that is allocable to the fractional share.

        The tax basis of the shares of common stock received upon a conversion or repurchase, other than any shares of common stock received with respect to accrued but unpaid interest, will equal the adjusted tax basis of the debenture that was converted or repurchased (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). The U.S. Holder's holding period for these shares of common stock will include the period during which such holder held the debentures. The tax basis of any shares of common stock received with respect to accrued by unpaid interest upon conversion or repurchase will equal the then-current fair market value of that common stock. The U.S. Holder's holding period for these shares of common stock will commence on the day after conversion or redemption.

  Dividends on Common Stock

        If, after a U.S. Holder converts a debenture into common stock, we make a distribution in respect of that stock, the distribution will be treated as a taxable dividend, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated profits, the excess will be treated first as a tax-free return of the holder's investment, up to the holder's basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it will generally be able to claim a deduction equal to a portion of any dividends received. For taxable years beginning after December 31, 2002, and before January 1, 2009, subject to certain exceptions, dividends received by individual shareholders will generally be taxed at the same preferential rates that apply to long-term capital gain.

  Sale of Common Stock

        A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year.

Non-U.S. Holders

        This section applies to Non-U.S. Holders for which the interest and gain received are not effectively connected with their conduct of a U.S. trade or business. If the interest and gain received are effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder, the Non-U.S. Holder will be subject to rules similar to those described above for U.S. Holders. However, these rules are complex and Non-U.S. Holders should consult their own tax advisors concerning the applicability of the United States federal tax laws and the laws of any relevant state, local or non-U.S. taxing jurisdiction.

  Taxation of Interest

        Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the debentures to most Non-U.S. Holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

  •
  owns, directly or indirectly, at least 10 percent of our voting stock; or

  •
  is a "controlled foreign corporation" that is, directly or indirectly, related to us.

        In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly, indirectly or constructively, at least 10 percent of the corporation's voting stock.

        Even if the portfolio interest exception does not apply, payments of interest to a nonresident person or entity might not be subject to withholding tax at a 30 percent rate, or might be subject to withholding tax at a reduced rate, under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence.

        The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the debenture through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership or other flow-through entity, the certification requirements generally apply to the partners or other owners, and the partnership or other entity must provide the partners' or other owners' documentation to us or our paying agent. In addition, the agent, partnership or other flow-through entity may have to comply with some certification requirements as intermediaries.

        As described under "Description of the Debentures—Conversion of Rights" and "Description of the Debentures—Registration Rights," upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Although, as noted above, we believe the payment of such damages is a remote possibility, the payments of such additional amounts may be subject to U.S. federal withholding tax. Holders should contact their tax advisors concerning the treatment of receipt of such additional amounts.

  Sale, Exchange, Redemption or Other Disposition of Debentures

        Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other disposition of debentures. This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

  •
  the Non-U.S. Holder was a citizen or resident of the United States and thus is subject to special rules that apply to expatriates; or

  •
  The Non-U.S. Holder was an individual and was present in the United States for at least 183 days during the year in which he disposes of the debentures and other conditions are satisfied.

  Conversion of the Debentures

        A Non-U.S. Holder generally will not recognize any income, gain or loss on converting a debenture into common stock. Any gain recognized as a result of the holder's receipt of cash in lieu of a fractional share of stock would also generally not be subject to U.S. federal income tax. See "Non-U.S. Holders—Sale of Common Stock" below.

  Dividends and Other Potential Withholding

        Dividends paid to a Non-U.S. Holder on common stock received on conversion of a debenture and constructive dividends on common stock or with respect to a debenture will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. A Non-U.S. Holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. Some of the common means of meeting this requirement are described above under "Non-U.S. Holders—Taxation of Interest."

  Sale of Common Stock

        Non-U.S. Holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of common stock. This general rule, however, is subject to exceptions, some of which are described under "Non-U.S. Holders—Sale, Exchange, Redemption or Other Disposition of Debentures."

  U.S. Federal Estate Tax

        The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The debentures will not be U.S. situs property as long as (1) the holder did not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stocks within the meaning of the Code and applicable U.S. Treasury regulations and (2) interest on those debentures would not have been, if received at the time of the holder's death, effectively connected with the conduct of a trade or business in the U.S. by the holder.

        Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by an estate tax treaty between the United States and the decedent's country of residence.

Backup Withholding and Information Reporting

        Payments of interest or dividends to both individual U.S. Holders and Non-U.S. Holders of debentures or common stock and the proceeds of the sale or other disposition of the debentures or common stock may generally be subject to information reporting, and may be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and complies with applicable certification requirements.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of debentures or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

        THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR DEBENTURES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

SELLING SECURITYHOLDERS

        The debentures were originally issued by us to Lehman Brothers (the initial purchaser). Lehman Brothers resold the debentures in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by Lehman Brothers to be "qualified institutional buyers," as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the debentures and the common stock into which the debentures are convertible. When we refer to "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later hold any of the selling securityholders' interests.

        The table below sets forth the name of each selling securityholder, the principal amount of debentures that each selling securityholder may offer pursuant to this prospectus and the number of shares of common stock into which the debentures are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

        Based on the information provided to us by the selling securityholders, assuming that the selling securityholders sell all of the debentures or shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares of our common stock during the offering, the selling securityholders will not own any debentures or shares of common stock, other than the shares of common stock appearing under the column entitled "Beneficial Ownership After Offering—Number of Shares of Common Stock." We cannot advise you as to whether the selling securityholders will in fact sell any or all of such debentures or shares of common stock. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the debentures or shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth on the table below.

	Aggregate Principal Amount of Debentures Owned Before Offering and That May Be Sold				Beneficial Ownership After Offering
Selling Securityholder		Percentage of Debentures Outstanding Before Offering	Number of Shares of Common Stock Held Before Offering(1)	Number of Shares of Common Stock Offered for Sale(1)(2)	Number of Shares of Common Stock(3)	Percentage of Shares of Common Stock(3)(4)

Totals

*
Less than one percent (1%)

(1)
Assumes conversion of all of the holder's debentures based on the initial conversion price of approximately $11.76 per share of common stock. This is equivalent to a conversion rate of approximately 85.0340 shares per $1,000 principal amount of debentures. This conversion rate is subject to adjustment as described under "Description of the Debentures—Conversion Rate Adjustments." As a result, the number of shares of common stock issuable upon conversion of the debentures may increase in the future. In addition, the number of shares of common stock listed for each holder does not include fractional shares. Holders will receive a cash payment for any fractional share resulting from conversion of the debentures, as described under "Description of Debentures—Conversion Rights."

(2)
Except as noted, the shares of common stock that may be sold upon conversion of the debentures by any selling securityholder will not represent 1% or more of our outstanding common stock.

(3)
Assumes all of the debentures and shares of common stock issuable upon their conversion are sold in the offering.

(4)
Based on 39,156,862 shares outstanding as of February 18, 2004. In calculating this amount, we also treated as outstanding the number of shares of common stock issuable upon conversion of this selling securityholder's debentures, but we did not assume conversion of any other selling securityholder's debentures.

        Information concerning the selling securityholders may change from time to time, and any changed information will be set forth in prospectus supplements if and when required.

PLAN OF DISTRIBUTION

        We are registering the debentures and shares of our common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of debentures or the shares of our common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders or pledgees, donees or transferees of, or other successors in interest to, the selling securityholders may sell all or a portion of the debentures and shares of our common stock beneficially owned by them and offered hereby from time to time:

  •
  directly; or

  •
  through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the debentures or shares of our common stock as principals, and who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders or from the purchasers of the debentures and shares of our common stock for whom they may act as agent.

        The debentures and the shares of our common stock may be sold from time to time in one or more transactions at:

  •
  fixed prices, which may be changed;

  •
  prevailing market prices at the time of sale;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the debentures or shares of our common stock offered by them hereby will be the purchase price of the debentures or shares of our common stock less discounts and commissions, if any.

        The sales described in the preceding paragraph may be effected in transactions:

  •
  on any national securities exchange or quotation service on which the debentures or shares of our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of our common stock;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options whether the options are listed on an option exchange or otherwise; or

  •
  through the settlement of short sales.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with sales of the debentures and shares of our common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the debentures and shares of our common stock in the course of hedging their positions.

        The selling securityholders may also sell the debentures and shares of our common stock short and deliver debentures and shares of our common stock to close out short positions, or loan or pledge debentures and shares of our common stock to broker-dealers that in turn may sell the debentures and shares of our common stock. No selling securityholder may satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the debentures and the shares of our common stock by the selling securityholders. Selling securityholders might not sell any, or might not sell all, of the debentures and the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer the debentures or the shares of our common stock by other means not described in this prospectus.

        To the extent required, upon being notified by a selling securityholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of debentures or common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer(s), the name(s) of the selling securityholder(s) and of the participating agent, underwriter or broker-dealer(s), specific debentures and/or common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        The outstanding shares of our common stock are listed for trading on the New York Stock Exchange. We do not intend to list the debentures for trading on the New York Stock Exchange or any other national securities exchange and can give no assurance that any trading market for the debentures will develop.

        In order to comply with the securities laws of some states, if applicable, the debentures and underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the debentures or the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the debentures or the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. If a selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling securityholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the debentures and the underlying shares of our common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the debentures and the underlying shares of our common stock to engage in market-making activities with respect to the particular debentures and the underlying shares of our common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the debentures and the underlying shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the debentures and the underlying shares of our common stock.

        Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

        We may suspend the selling securityholders' use of this prospectus and offers and sales of the debentures and shares of common stock pursuant to this prospectus for a period not to exceed 60 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, under certain circumstances where in our reasonable judgment the registration statement contains a material misstatement or omission as a result of an event that has occurred and is continuing and our board determines in good faith that because of valid business reasons it is in our best interests to suspend such use. If we do not maintain the effectiveness of the registration statement of which this prospectus is a part in accordance with the registration rights agreement, subject to the permitted suspension periods, we may be required to pay additional cash interest as liquidated damages as specified in the registration rights agreement.

        The anti-manipulation rules under the Exchange Act may apply to sales of debentures or shares of common stock in the market and to the activities of the selling securityholders and their affiliates.

LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP of Orange County, California has issued an opinion with respect to the validity of the securities to be offered and sold by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

INDEPENDENT AUDITORS

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 27, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information for the three-month period ended July 27, 2003, the three and six-month periods ended October 26, 2003 and the three and nine-month periods ended January 25, 2004, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Fleetwood Enterprises, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended July 27, 2003, October 26, 2003 and January 25, 2004 and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 9 or Item 12 on any current report on Form 8-K), after the date of this prospectus and until this offering is completed:

  •
  our annual report on Form 10-K for the year ended April 27, 2003, filed on July 23, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended January 25, 2004, filed on March 4, 2004;

  •
  our quarterly report on Form 10-Q for the quarter ended October 26, 2003, filed on December 8, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended July 27, 2003, filed on September 4, 2003;

  •
  our proxy statement on Schedule 14A filed on March 5, 2004;

  •
  our proxy statement on Schedule 14A filed on August 12, 2003;

  •
  our current reports on Form 8-K filed on March 11, 2004, January 5, 2004, December 23, 2003, December 17, 2003, November 20, 2003, October 21, 2003, and September 4, 2003.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(909) 351-3500

$100,000,000

Fleetwood Enterprises, Inc.

5.00% Convertible Senior Subordinated Debentures due 2023
and
Shares of Common Stock Issuable Upon Conversion of the Debentures

Prospectus

March 19, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the debentures and common stock offered hereby. All of such fees expenses, except for the Registration Fee, are estimated:

SEC Registration Fee	$12,670
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	20,000
Printing Fees and Expenses	50,000
Trustee and Transfer Agent Fees	10,000
Miscellaneous	5,330
Total:	$108,000

Item 15. Indemnification of Directors and Officers

        Fleetwood Enterprises, Inc. is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Fleetwood Enterprises) by reason of the fact that such person is or was a director, officer, employee or agent of Fleetwood Enterprises, or is or was serving at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Fleetwood Enterprises to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Fleetwood Enterprises unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Fleetwood Enterprises may purchase and maintain insurance on behalf of a director or officer of Fleetwood Enterprises against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not Fleetwood Enterprises would have the power to indemnify him or her against such liabilities under Section 145.

        Fleetwood Enterprises' Charter contains no provisions regarding indemnification of officers and directors. Fleetwood Enterprises' Bylaws provide that the corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a derivative action) by reason of the fact that he is or was a director or officer of Fleetwood Enterprises, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws authorize the advance of expenses in certain circumstances and authorize the corporation to provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. The Bylaws also authorize Fleetwood Enterprises to purchase and maintain insurance on behalf of a director, officer, employee, agent of Fleetwood Enterprises or a person acting at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability incurred by him in any such capacity whether or not the corporation would have the power to indemnify him.

        In addition to the indemnification provisions in Fleetwood Enterprises' Bylaws, Fleetwood Enterprises has entered into indemnity agreements with individuals serving as officers of the corporation. Therein, Fleetwood Enterprises has agreed to pay on behalf of the officer and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as officer of the corporation and solely because of his being an officer. Fleetwood Enterprises has agreed to pay damages, judgments, settlements and costs, costs of investigation, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds. Fleetwood Enterprises has also agreed that if it shall not pay within a set period of time after written claim, the officer may bring suit against Fleetwood Enterprises and shall be entitled to be paid for prosecuting such claim. Fleetwood Enterprises has not agreed to pay fines or fees imposed by law or payments which it is prohibited by applicable law from paying as indemnity and has not agreed to make any payment in connection with a claim made against the officer for which payment was made to the officer under an insurance policy, for which the officer is entitled to indemnity otherwise than under the agreement, and which is based upon the officer gaining any personal profit or advantage to which he was not legally entitled, in addition certain other payments.

Item 16. Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation.(1)
4.2	Amendment to Restated Certificate of Incorporation.(2)
4.3	Restated Bylaws.(2)

4.4	Amendment and Restatement of Article VII of Bylaws.(3)
4.5	Amendment and Restatement of Section 3.02 of Bylaws.(4)
4.6	Specimen Certificate for Registrant's Common Stock.*
4.7	Indenture, dated as of December 22, 2003, by and between the Registrant and Bank of New York, as Trustee.(5)
4.8	Form of 5.00% Convertible Senior Subordinated Debentures Due 2023.(5)
4.9	Registration Rights Agreement, dated as of December 22, 2003, by and among the Registrant and Lehman Brothers Inc.(6)
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities being registered.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
15.1	Letter of Acknowledgment of Use of Reports on Unaudited Interim Financial Information.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Auditors.
23.3	The Registrant was unable to obtain the consent of Arthur Andersen LLP, former independent auditors of the Registrant. See the section entitled "Independent Auditors" in the prospectus.
24.1	Power of Attorney (included on signature page of the Registration Statement hereto).
25.1	Form T-I Statement of Eligibility of Trustee under the Indenture.

*
To be filed by amendment.

(1)
Incorporated by reference to the Company's 10-K Annual Report, Commission file number 1-7699, for the year ended April 28, 1985.

(2)
Incorporated by reference to the Company's 10-K Annual Report, Commission file number 1-7699, for the year ended April 26, 1987.

(3)
Incorporated by reference to the Company's 10-K Annual Report for the year ended April 29, 2001.

(4)
Incorporated by reference to the Company's 10-K Annual Report for the year ended April 27, 2003.

(5)
Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 23, 2003.

(6)
Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated December 23, 2003.

(b)
Financial Statement Schedules

  None.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by the registrant under Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Fleetwood Enterprises, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on this 19th day of March, 2004.

FLEETWOOD ENTERPRISES, INC.
By:	/s/ EDWARD B CAUDILL Edward B Caudill President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. Pitcher and Forrest D. Theobald, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS B. PITCHER Thomas B. Pitcher	Chairman of the Board	March 19, 2004
/s/ EDWARD B. CAUDILL Edward B. Caudill	President and Chief Executive Officer, Director (Principal Executive Officer)	March 19, 2004
/s/ BOYD R. PLOWMAN Boyd R. Plowman	Executive Vice President—Chief Financial Officer (Principal Financial Officer)	March 19, 2004
/s/ ANDREW M. GRIFFITHS Andrew M. Griffiths	Vice President—Controller (Principal Accounting Officer)	March 19, 2004

/s/ PAUL D. BORGHESANI Paul D. Borghesani	Director	March 19, 2004
/s/ LOREN K. CARROLL Loren K. Carroll	Director	March 19, 2004
/s/ MARGARET S. DANO Margaret S. Dano	Director	March 19, 2004
/s/ JAMES L. DOTI James L. Doti	Director	March 19, 2004
/s/ DAVID S. ENGELMAN David S. Engelman	Director	March 19, 2004
/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	March 19, 2004
/s/ DOUGLAS M. LAWSON Douglas M. Lawson	Director	March 19, 2004
/s/ JOHN T. MONTFORD John T. Montford	Director	March 19, 2004
/s/ DANIEL D. VILLANUEVA Daniel D. Villanueva	Director	March 19, 2004

EXHIBIT INDEX

        Pursuant to Item 601 (a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

        The following exhibits are included, or incorporated by reference, in this Form S-3 (and are numbered in accordance with Item 60 I of Regulation S-K).

Exhibit Number	Description
4.1	Restated Certificate of Incorporation.(1)
4.2	Amendment to Restated Certificate of Incorporation.(2)
4.3	Restated Bylaws.(2)
4.4	Amendment and Restatement of Article VII of Bylaws.(3)
4.5	Amendment and Restatement of Section 3.02 of Bylaws.(4)
4.6	Specimen Certificate for Registrant's Common Stock.*
4.7	Indenture, dated as of December 22, 2003, by and between the Registrant and Bank of New York, as Trustee.(5)
4.8	Form of 5.00% Convertible Senior Subordinated Debentures Due 2023.(5)
4.9	Registration Rights Agreement, dated as of December 22, 2003, by and among the Registrant and Lehman Brothers Inc.(6)
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities being registered.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
15.1	Letter of Acknowledgment of Use of Reports on Unaudited Interim Financial Information.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Auditors.
23.3	The Registrant was unable to obtain the consent of Arthur Andersen LLP, former independent auditors of the Registrant. See the section entitled "Independent Auditors" in the prospectus.
24.1	Power of Attorney (included on signature page of the Registration Statement hereto).
25.1	Form T-I Statement of Eligibility of Trustee under the Indenture.

*
To be filed by amendment.

(1)
Incorporated by reference to the Company's 10-K Annual Report, Commission file number 1-7699, for the year ended April 28, 1985.

(2)
Incorporated by reference to the Company's 10-K Annual Report, Commission file number 1-7699, for the year ended April 26, 1987.

(3)
Incorporated by reference to the Company's 10-K Annual Report for the year ended April 29, 2001.

(4)
Incorporated by reference to the Company's 10-K Annual Report for the year ended April 27, 2003.

(5)
Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 23, 2003.

(6)
Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated December 23, 2003.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
PRICE RANGE OF COMMON STOCK
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBENTURES
DESCRIPTION OF CAPITAL STOCK
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT AUDITORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX